Exhibit 10.1

[***] Indicates confidential material that has been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission. A complete copy of this agreement has been separately filed with the Securities and Exchange Commission.

EXECUTION COPY

YRI – YAHOO, INC. – ZILLOW

LISTINGS AND SALES AGREEMENT

This Listings and Sales Agreement (the “Agreement”) is entered into as of July 2, 2010 (the “Effective Date”) by and among Yahoo! Inc., a Delaware corporation, with offices at 701 First Avenue, Sunnyvale, California, 94089 (“Yahoo”), Yahoo! Realty Inc., a California corporation, with offices at 701 First Avenue, Sunnyvale, CA 94089 (“YRI”), and Zillow Inc., a Washington corporation with offices at 999 Third Avenue, Suite 4600, Seattle WA 98104 (“Zillow”). Yahoo, YRI and Zillow collectively are referred to as the “Parties” and each, individually, as a “Party.”

RECITALS

WHEREAS, Yahoo is an Internet media company that offers a network of branded programming that serves millions of users of the Internet daily;

WHEREAS, YRI, a wholly-owned subsidiary of Yahoo, is a licensed real estate brokerage in the state of California, USA;

WHEREAS, Zillow provides Internet based residential property listings and home related content throughout the United States; and

WHEREAS, the Parties wish to enter into this Agreement so that (i) Zillow can display the residential real estate property listings and other mutually-agreed advertisements which appear on the Zillow Site on Yahoo! Real Estate and other Yahoo Properties and (ii) Yahoo and YRI will provide contacts generated by such display to Zillow’s advertisers.

NOW THEREFORE, in consideration of the mutual promises contained herein, the Parties agree as follows:

SECTION 1: DEFINITIONS

“Activity Data” has the meaning set forth in Exhibit B.

“Affiliates” means any company or any other entity world-wide, including, without limitation, corporations, partnerships, joint ventures, and limited liability companies, in which Yahoo or Zillow, as the case may be, directly or indirectly owns at least a fifty-one percent (51%) ownership, equity, or financial interest and which operate under the “Yahoo” or related brand or the “Zillow” or related brand, or which either directly or indirectly, owns more than fifty-one percent (51%) of Yahoo or Zillow, as the case may be. Additionally, in the case of Yahoo, Affiliates includes Yahoo’s joint ventures in China, Japan and Australia regardless of Yahoo’s percentage ownership in such ventures.

[***] Certain information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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“API Specifications” is defined in Section 2.2.1(a).

“Change of Control Event” is defined in Section 14.6.

“COGS” means Cost of Goods Sold which includes: (i) credit card or other payment processing fees, (ii) bad debt, (iii) chargebacks, (iv) disputes, and (v) taxes. COGS is set at [***]% of Gross Revenue for the first quarter of the Term. After the first quarter (post Launch Date) is reconciled and for each quarter thereafter (which shall be reconciled no later than 21 days following the end of the previous quarter), Zillow will report the actual COGS. If the actual COGS is lower than [***]%, then such actual lower rate will be applied in the next quarter. If actual COGS is higher, but below [***]%, than the actual rate will be applied in the next quarter. If actual COGS is [***]% or higher, then COGS rate of [***]% will be applied in the following quarter. For example: [***]% applied at Launch Date; then if the COGS for Q1 is actually [***]%, then the COGS rate of [***]% will be applied in Q2. If COGS in Q1 is actually [***]%, then COGS rate of [***]% will be applied in Q2. If the COGS rate for Q2 is actually [***]%, then the COGS rate of [***]% will be applied in Q3. If Q2 COGS rate is actually [***]%, then the COGS rate of [***]% will be applied in Q3. If Q2 COGS rate is actually [***]%, then COGS rate of [***]% (the maximum allowable rate) will be applied in Q3.

“Confidential Information” is defined in Section 13.2(a).

“Display Ads” means the Yahoo Class One guaranteed (300 x 250 in size) ad units displayed on the Homes for Sale Section and/or New Homes Section of YRE, and any other YRE display ad inventory of which Yahoo notifies Zillow pursuant to Section 2.1(b)(vi). As used in this Agreement, “Yahoo Class One” does not include Run of Network advertising or ads that are behavior targeted.

“Existing Specification” is defined in Section 2.2.1(a).

“Featured Listing” means a paid real estate listing for a Property which is displayed in a manner that is distinctive from other listings. Featured Listings are further described in Exhibit H.

“Gross Revenue” means the revenue recognized by Zillow (including any cancellation fees) with respect to any advertiser for: (a) Real Estate Ad Products that include distribution on the Yahoo Properties; or (b) for Display Ads sold by Zillow.

“Home” means residential real estate being offered for sale and included in the Listings.

“Homes for Sale Section” means that area of YRE dedicated to the resale of existing home inventory.

“Intellectual Property Rights” means all rights in and to trade secrets, patents, patentable inventions, copyrights, trademarks, know-how, moral rights and similar rights of any type under the laws of any governmental authority, domestic or foreign, and rights in and to all applications, registrations, and renewals of any of the foregoing.

“Internet” means the worldwide collection of computers, networks, infrastructure, connections and devices, whether now know or later developed, that can access, connect to,

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communicate with, or transfer data to, from, through or by way of the worldwide collection of networks (including without limitation telephone, wireless and third party networks) that is in fact the Internet and/or that is commonly referred to as the “Internet” regardless of whether the display is through a computer, connected device, proprietary platform, PDA, or television.

“Launch Date” means the mutually agreed upon date on which the Zillow Listings are first made publicly available on the YRE property, which is expected to be on or about six (6) months after the Effective Date.

“Law” means all applicable legal requirements, including, without limitation, all administrative, local, state, and federal laws and regulations, any valid order, verdict, judgment, consent decree, or injunction governing or regulating any Party to this Agreement.

“Leads” means the email (or phone, if applicable under Section 2.2.1(e)) leads generated by [***] (unless otherwise mutually agreed in the API Specifications, including as they may be updated during the Term). Leads may be generated for [***], or as specified in Section 2.2.1(d).

“Listings API” means an API that provides access to Zillow Listings.

“Market Data Content” means the Zillow content described in Section 2.2.3(a).

“New Homes Section” means that portion of Yahoo Real Estate dedicated to providing listings of new homes hosted by Yahoo and operated by YRI.

“Net Revenue” means Gross Revenue, [***] and if applicable as set forth in Section [***].

“Page” means any World Wide Web page (or, for online media other than Web sites, the equivalent unit of the relevant protocol).

“Property” means a parcel of residential real estate, including new or existing homes and/or land, offered for sale and included in the listings provided by the Zillow Site.

“Real Estate Ad Products” are paid programs designed to generate Leads that are sold to residential real estate brokers and agents (or their marketing representatives), real estate franchisors, or homeowners. Real Estate Ad Products may include by way of example Featured Listings, enhanced realtor profiles in a realtor directory, and Paid Manual Listings (FSBO & FSBA) products. Real Estate Ad Products are further described in Exhibit H.

“Search Results Page” means the Pages of Yahoo Real Estate that provide Listings to a User, based on the User’s entry of search criteria for Homes for Sale.

“Teaser Content” means any excerpt of the Zillow Content that Yahoo creates for placement on YRE and/or other Yahoo Properties in order to promote the features and functionality of applicable pages or sites in support of Lead-generating activities contemplated by this Agreement, subject to the express terms of this Agreement (including without limitation Section 4.1).

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“Term” is defined in Section 10.1.

“User” means a user of the Yahoo Properties.

“User Data” means any personally identifiable data relating to a User’s use of the Yahoo Properties, including data that Yahoo or its Affiliates, or Zillow or its Affiliates collects from a User of YRE, or that a User provides to Yahoo or Zillow in connection with the Zillow Content, including Zillow Listings. User Data includes, but is not limited to, name, email address, phone number, password, credit card or other identifying information, internet protocol address, and information provided during User registration.

“Yahoo Brand Features” means those trademarks, service marks, logos and other distinctive brand features of Yahoo and its Affiliates that are used in or relate to a Yahoo Property and that are described in Exhibit D, including the Yahoo “look and feel,” as updated by Yahoo from time to time in its sole discretion.

“Yahoo Properties” means any or all of Yahoo’s or its Affiliates’ worldwide properties, software, products, services, sites and pages, including, without limitation, those accessible in whole or in part through the Internet, whether presently existing or later developed, that are developed in whole or in part by or for Yahoo or its Affiliates.

“Yahoo Real Estate” or “YRE” means YRI’s U.S. targeted real estate related property currently located at http://realestate.yahoo.com (including but not limited to the Yahoo Real Estate Property Page) and hosted by Yahoo, including any successor(s) or extension(s) of such property operated by or on behalf of Yahoo or YRI.

“Yahoo Real Estate Property Page” means the top Page of Yahoo Real Estate operated and fully controlled by YRI, which may include functionality that provides the User an opportunity to search generally for residential real estate listed for sale or rent based on a specific area, price range, and number of bedrooms and bathrooms, among other things.

[***] means the [***], in a given calendar month.

“Yahoo-Only Packages” is defined in Section 3.2.2.

“Zillow Brand Features” means those trademarks, service marks, logos, and other distinctive brand features of Zillow and its Affiliates that are used in or relate to a Zillow Site and that are described in Exhibit E, including the Zillow “look and feel,” as updated by Zillow from time to time in its sole discretion.

“Zillow Content” means the Zillow Listings, Market Data Content, advice content, pro directory content, article content, and any other mutually-agreed content provided or made available by Zillow to Yahoo or YRI in accordance with this Agreement, and any updates, improvements or modifications made to, or derivative works of any of the foregoing, created from, provided to or made available to Users, YRI or Yahoo (or its Affiliates) pursuant to this Agreement.

“Zillow Listings” means the entire list and description of Resale Homes and FSBO Homes (which may include third party trademarks or brand features) listed with or licensed to Zillow

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or with vendors of Zillow that collect or aggregate Property listings data that Zillow has permission to license to YRI and Yahoo for use under the terms of this Agreement, and any new homes data that Zillow may elect to make available via the Listings API (subject to the terms of Section 2.2.2).

“Zillow Network” means the collection of publisher sites for which Zillow has agreements to collect Leads from any Real Estate Ad Products.

“Zillow Site(s)” means the website(s) operated by Zillow that is/are dedicated, among other things, to the promotion of real estate and located as of the Effective Date at or in http://www.zillow.com, or any successor or replacement to such site(s).

“Zillow-Yahoo Package” is defined in Section 3.2.

SECTION 2: RESPONSIBILITIES OF THE PARTIES

2.1 YRI’s Responsibilities.

(a) YRI as Executive Producer.

(i) YRI, including through Yahoo, creates and hosts a website called Yahoo Real Estate. YRI and Yahoo are the executive producers of YRE and are solely responsible for the selection of content, design, layout, posting, and maintenance of Yahoo Real Estate. YRI and Yahoo reserve the right, at any time, to redesign or modify the organization, structure, specifications, “look and feel,” navigation, guidelines and other elements of Yahoo Real Estate Pages and/or any other Yahoo Property. Additionally, YRI and Yahoo shall have the right to supplement and amend all content and listings on YRE with third party content and data and User generated content, determine all parameters regarding the display of Featured Listings and any other Real Estate Ad Products, and determine whether to offer additional premium paid services for any service offered by YRE. Yahoo reserves the right to not post any Zillow Content if the Zillow Content is deemed reasonably unacceptable by Yahoo for any reason. Nothing in this Section 2.1(a)(i) will be deemed to supersede or modify Sections 2.1(a)(iii), 2.1(b), 2.2.1(d), 2.2.2, 2.2.3(b), 2.2.3(c)(ii), 2.6(a), 3.1, 4.1, 4.3, 12.2 (with respect to the link to Zillow’s privacy policy) and 13, or Exhibit H of this Agreement, notwithstanding anything to the contrary herein.

(ii) YRI may include notices on sections of Yahoo Real Estate on which Users are providing User Data to YRI for use by Zillow that clarify to the User that Yahoo and YRI are not providing any brokerage services to the User, and are not responsible for the aggregation of any Zillow Content. In addition, YRI and Yahoo will comply with the terms of Section 12.2 with respect to including notices regarding the applicability of Zillow’s privacy policy to the collection and use of certain User Data.

(iii) YRE shall provide Zillow with attribution in accordance with YRE marketing and brand standards on Search Result Pages and Property Detail Pages of YRE where Zillow Listings are displayed. In cases where a Zillow logo does not fit

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due to page design or device size or format, text attribution will be provided. On Pages of YRE where other Zillow Content is the primary content on the page Zillow will receive text or logo attribution, or such attribution as is otherwise specified in this Agreement (e.g., in Section 2.2.3(d)).

(iv) During the Term, Yahoo will continue to maintain the YRE property at the web address http://realestate.yahoo.com or a substantially similar successor address. During the Term, YRE will maintain a unique user monthly count, as measured by ComScore Media Metrics panel measurement, above [***]. If ComScore Media Metrics materially changes its methodology during the Term or YRE implements a different ComScore Media Metrics methodology, both Parties will mutually agree on a new metric or number of unique monthly users for calculation of this provision. If during the first 12 months of the Agreement Yahoo does not maintain this number of unique users for any [***] period, then Zillow is released from its exclusivity obligations stated in Section 3.5.

(b) Yahoo Real Estate Pages and Services.

(i) Search Query Page. During the Term, YRI, through Yahoo, will provide search input functionality that provides, among other things, the ability to enter search criteria for Homes for Sale on the Yahoo Real Estate Home Page, the Search Results Page and such other locations of the Yahoo Properties and in such form as determined by YRI and Yahoo, subject to applicable rules and regulations.

(ii) Search Results Page. After each search which includes Resale Homes and/or FSBO Homes listings, based on the criteria provided by the User, YRI, through Yahoo, will display the Zillow Listings. In accordance with and subject to Section 2.1(a), the Search Results Page can be modified at the discretion of YRI and Yahoo.

(iii) Details Pages. On the Search Results Page, Users will be provided links to property details pages related to each Zillow Listing, hosted by YRI, through Yahoo, which will provide further information about a Home for Sale (each a “Details Page”). In accordance with and subject to Section 2.1(a) the Details Page can be modified at the discretion of YRI and Yahoo, except that at all times YRE will display data as delivered by Zillow for a minimum, common set of data attributes as defined in the Listing Detail section of the Listings API Specification attached as Exhibit A. YRE reserves the right to augment the listings with data from third parties, including Users, as it sees fit, so long as such augmented data is identified as being from a different source and is presented in accordance with the terms of this Section 2.1(b).

(iv) Listing Results Order. YRI will use Zillow’s default sort order as specified in the Listings API for Zillow Listings on all Search Results Pages. Such default sort order will first prioritize Featured Listings above basic Zillow Listings. Except with respect to such first priority default sort order, Zillow has the right to revise the listings sort methodology in the Listings API, so long as the same listings sort methodology is applied on Zillow’s Site and to every other partner in the Zillow Network. If a user re-sorts the search results in any way, the user’s sort preference

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shall take precedence. If a user refines the search results in any way, YRI will use the default sort order specified in the Listings API. If YRI launches a product with a unique functionality, and subject to the conditions that such product does not cause modifications to the default sort order for Search Results Pages and does not require Zillow to modify the Listings API, YRI may make Listing API calls and display Listings in such new product based on other parameters being first in priority, and Zillow shall return the appropriate listings in a manner that identifies any Featured Listings, which Featured Listings YRI shall visually distinguish in its product implementation. For example, if the foregoing conditions are met, in a mobile application, YRI may pull listings based on user geographic location as the primary sort criteria (i.e. listings closest to user) and for “most recent update” modules, YRI may pull listings based on recency. If a Zillow licensor opts out of syndication on YRE, any listings from such advertiser will not be included in the Zillow Listings. Notwithstanding the foregoing, YRI reserves the right to co-mingle any Zillow Listings with listings from other real estate listing categories, including new homes and foreclosures, provided that the Zillow Featured Listings are sorted first in accordance with Zillow’s Listings API default sort order without co-mingling and are presented in accordance with the terms of this Agreement. For clarity, if a user re-sorts a co-mingled set of listings, the user’s sort preference shall take precedence.

(v) Activity Data and Reporting. The Parties have agreed to the terms set forth in Exhibit B with respect to Zillow’s collection of Activity Data (as defined therein) through the beacon described in the beacon specifications set forth in Exhibit A. Zillow also agrees that it will comply with the obligations and restrictions set forth in Exhibit K.

(vi) Inventory Updates. Yahoo will notify Zillow (email will suffice) of any material changes to the Real Estate Ad Products (e.g., material changes in position or format, subject to Exhibit H) and display advertising units on YRE no less than 60 days prior to their going live on YRE.

2.2 Zillow Listings and Other Content

2.2.1 Zillow Listings. Zillow will provide the Zillow Listings at the Launch Date and thereafter throughout the Term in accordance with the following:

(a) Data Access Requirements. During the Term, Zillow will provide YRI and Yahoo with access to APIs (or, for the listings described in Section 2.2.3(f), a data feed) in compliance with the Listings API Specifications set forth on Exhibit A. Throughout the Term, Zillow shall maintain a For Sale By Owner service that will enable homeowners to post their homes for sale on both Zillow and Yahoo, which service shall be made available to Yahoo users according to the SLA set forth in Exhibit A.

(b) Additional Data Requirements. Zillow will use commercially reasonable efforts to obtain and retain the necessary approvals from its vendors and licensors to permit Zillow to license to Yahoo and YRI, as Zillow Listings as set forth in Section 4.1, all of the Resale Homes and FSBO Homes listings on the Zillow Site(s) and any other Zillow Listings provided under this Agreement. Zillow will make Zillow Listings (including pricing changes) available to Yahoo as described in Exhibit A (Alerts API section).

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(c) Product Enhancements by Zillow. For any products or features offered by Zillow that generate Leads, both Parties shall have equal access to such products or features. If a new website-based Lead generation product or feature is introduced on the Zillow Site, Yahoo will have up to 90 days to implement a similar product or feature before any Leads generated by such product or feature on the Zillow Site and other properties in the Zillow Network count towards the Total Leads. Such a 90 day period begins on the date Zillow makes available a fully functioning API or other tools necessary to create such similar product or feature on YRE. Yahoo shall receive access to such APIs or other tools no later than access is provided to any other member of the Zillow Network. After 90 days or upon launch of the product or feature on YRE, whichever comes first, any Leads generated by such product or feature on the Zillow Site and other properties in the Zillow Network shall count fully towards the Total Leads. It shall be Zillow’s responsibility to accurately track which ad products or features are contributing toward “countable” Leads, including from other partners in the Zillow Network, and to accurately report Lead counts to YRE as part of the regular reporting process described in Section 3.7.

(d) Lead Capture Enhancements by Yahoo. Yahoo may create new Lead capture implementations on YRE and other Yahoo Properties, provided such implementations are reasonably anticipated to generate Leads and they meet the following requirements: (i) they use contextually relevant placements; (ii) they generate Leads that satisfy the minimum user data requirements of a Lead as established and applied by Zillow to the Zillow Site(s) and Zillow Network from time to time; and (iii) Yahoo or YRI promptly takes down such Lead capture implementation if Zillow so requests based on reasonable concern about disruptions to Zillow’s licenses or business relationships with applicable providers of Zillow Content (including Zillow Listings) or Zillow advertisers. Yahoo agrees to notify Zillow no later than 90 days before a new Lead capture implementation goes live on any Yahoo Properties and Zillow agrees to track, report and include Leads from such implementations in the calculation of Total Leads, provided such implementations and Leads comply with this paragraph. Yahoo agrees not to restrict Zillow from implementing similar lead capture techniques as those used on Yahoo Real Estate on the Zillow Sites.

(e) Phone Lead Product. If a phone Lead product offering is introduced on the Zillow Site at any time during the Term, such a product offering will also be made available to YRE for implementation. If YRE chooses to add such an offering, YRE phone Leads shall be [***]. Any phone Leads shall count equal to email Leads unless specific advertisers are charged different prices for email and phone Leads. Zillow will notify Yahoo in writing of any such pricing differences prior to the launch of a phone number for any such advertiser.

(f) Real Estate Ad Products. The Parties agree to the additional terms set forth in Exhibit H with respect to Real Estate Ad Products.

2.2.2 Exclusivity. Zillow will be the exclusive provider of listings for Resale Homes and FSBO Homes on the YRE site. YRE acknowledges that some new homes may be available via the Listings API, but YRE is under no obligation to re-classify those homes or make efforts to have those listings appear in the New Homes section of YRE. Zillow will use best efforts to minimize new home listings available via the Listings API.

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2.2.3 Other Zillow Content

(a)	Market Data Content. At the Launch Date, Zillow shall provide YRI with an API providing access to the following sets of Zillow market data content (on a Zip Code/City/State/National basis): (i) number of homes for sale; (ii) median price of homes for sale; (iii) month-over-month percentage change in median price of homes for sale; and (iv) year-over-year market value percentage change in median price of homes for sale (clauses (i) through (iv), the “Market Data Content”). If Yahoo commits to deploying an expanded set of Zillow market data, then on a mutually agreed timeline, Zillow will provide YRI an API providing access to such other Zillow local, regional and national home value market data, including local home values and sales history data and trends similar to what’s found here: http://www.zillow.com/local-info/CA-San-Francisco/Glen-Park-home-value/r_268177/, subject to availability of and applicable terms regarding such data for syndication under Zillow’s licensing agreements, provided that thereafter if such availability changes during the Term, Zillow will provide Yahoo with 90 days prior written notice (email will suffice) or, if this is not possible, as much prior written notice as is possible before making any changes that would affect YRE.

(b)	Zillow Advice Content. On a mutually agreed timeline (anticipated to be [***]) including an agreed deadline for Yahoo to deploy such content on YRE, Zillow will make available to YRI an API in a mutually agreed upon format providing full access to Zillow advice content (i.e., any questions, answers and comments posed by users or experts on the Zillow Site(s)). Yahoo shall link out to Zillow in order to provide users access to account registration, editing and updating of submitted questions and answers. It shall be at YRI’s discretion to determine where such content is made available on the YRE site, though it shall appear in contextually relevant placements. If Yahoo commits to a deployment date then Zillow will provide the requisite API functionality and following integration using such API, any questions posed by YRE users and any resulting answers and comments shall be available for posting on both YRE and Zillow, and such a subset of Zillow advice content will be jointly owned by both YRI and Zillow in perpetuity.

(c)	Pro Directory.

(i) At the Launch Date, Zillow will provide YRI with an API providing access to individual professional profiles linked to listings in Zillow’s pro directory and related Real Estate Ad Products such as featured pro directory listings (together, “Pro Directory Data”). On a mutually agreed timeline (anticipated to be [***]), Zillow will provide YRI an API in a mutually agreed upon format, providing access to a searchable form of its pro directory data. Such API shall include Pro Directory Data pertaining to all professionals, including agents, lenders and home improvement pros, similar to the pro directory currently available to users on the Zillow Site (http://www.zillow.com/directory/.) Zillow shall include the right to syndicate Pro Directory Data to YRE in its terms of service. YRI acknowledges that some sources of directory data, such as broker’s listings feeds, may be subject to other terms and not available for syndication. If any additional non-Lead based ad products are offered by Zillow in the pro directory (e.g. Display Ads, etc.), such products shall also

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be made available to YRI for implementation on the Yahoo Properties if YRI so chooses and if both Parties mutually agree upon economic compensation for any revenues from YRE-related ad packages. Any Leads from paying agents or brokers generated by users from the pro directory on Yahoo Properties or on the Zillow Site shall be included in the Total Leads. Except for search-related products that Yahoo or YRI have sold to data sources across multiple Yahoo Properties as of the Effective Date of this Agreement and renewals of such agreements, Zillow will be the exclusive provider of pro directory data to the YRE site.

(ii) YRI will use Zillow’s default sort order, as specified in the API for the searchable form of the Pro Directory Data (when it becomes available), for Pro Directory Data listings on all Pro Directory search results pages. Such default sort order will first prioritize featured Pro Directory Data above basic Pro Directory Data. Except with respect to such first priority default sort order, Zillow has the right to revise the listings sort methodology in the Pro Directory API, so long as the same listings sort methodology is applied on the Zillow Site and every other partner in the Zillow Network. If a user re-sorts the search results in any way, the user’s sort preference will take precedence. If a user refines the search results in any way, YRI will use the default sort order specified in the Pro Directory Data API. Notwithstanding the foregoing, YRE reserves the right to co-mingle Pro Directory Data from Zillow with data from Yahoo search-related products permitted under Section 2.2.3(c), provided that the featured Pro Directory Data are sorted first in accordance with Zillow’s Pro Directory API default sort order without co-mingling and are presented in accordance with the terms of this Agreement. For clarity, if a user re-sorts a co-mingled set of data, the user’s sort preference shall take precedence.

(d)	Article Content. Upon request by Yahoo but no sooner than three (3) months after the Launch Date, Zillow will share with YRI access to its database of article content related to the home buying and selling process. YRE will provide at least one (1) link back to the Zillow Site from this content, free from “no follow” tags. Zillow will provide to YRI and Yahoo all URLs, URL formats (as applicable), content, and other materials necessary for YRI and Yahoo to provide this link to the Zillow Site.

(e)	Homes for Rent Listings. If Zillow chooses, it may deliver an XML feed of homes for rent listings, whose format will be set by YRE and will be similar to the standard spec for rental listings on YRE. All homes for rent listings provided by Zillow shall be designated as basic listings in the rentals section of YRE. Zillow may also cease delivery such an XML feed of homes for rent listings (if it has engaged in such delivery) at any time in its discretion, after providing 10 business days written notice.

(f)	Data for YRE’s Use in Recommendations. The YRE Property Detail Pages support a recommendations module that displays listings that are similar to the property a User is viewing. Following the Launch Date, and for as long as YRE is displaying such recommendations module, Zillow will use commercially reasonable efforts to deliver to YRE, on a daily basis, a file that includes the following data from all then-current Zillow Listings: id, zip, city, state, beds, baths, sq. ft and price. The list may include additional mutually agreed fields for use by YRE’s similarity engine.

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2.3 Performance. Zillow agrees to comply with the Service Levels set forth on Exhibit A. Zillow will have redundant production servers for Zillow Listings, for Market Data Content (at Launch, and for an expanded set of Zillow market data content following Launch, provided that YRI commits to use such content), Pro directory content, and Real Estate Ad Product content at two geographically dispersed locations with adequate failover capabilities, and a BCP in place 45 days prior to the Launch Date that satisfies Yahoo’s reasonable infrastructure requirements. Such infrastructure and plans shall be made available to Yahoo at any time upon request. If, during the Term, any material changes to such infrastructure occur, Zillow will make YRE aware of such changes in a timely manner. Zillow and YRE will meet regularly to discuss technical improvements to the APIs provided by Zillow under this Agreement. Mutual written agreement (which will not be unreasonably withheld) of the Parties will be required in order to modify the API Specifications during the Term except as otherwise expressly set forth in this Agreement.

2.4 Security. Each Party agrees to comply with its obligations set forth in the Security Agreement attached hereto as Exhibit G.

2.5 Compliance

(a) Compliance with Rules, Regulations and Laws. The Parties agree that at all times the Parties shall undertake their obligations pursuant to this Agreement in compliance with all applicable federal, state and local Laws and ordinances. To the extent such Laws require a Party to operate during the Term in a manner materially inconsistent with, or in violation of, the terms of this Agreement, the requirement of any applicable Law shall take precedence over the terms of this Agreement and the Parties’ compliance with any applicable Laws shall not be a violation or breach of this Agreement, and the Parties shall comply with Section 2.5(b).

(b) Modification of Agreement. Any Party seeking a material modification of any right or obligation in this Agreement based on applicability of Section 2.5(a) will provide prompt written notice to the other Parties. The Parties will confer and attempt in good faith to agree upon appropriate modifications to this Agreement so that the Parties carry out their duties and responsibilities under this Agreement in compliance with the Laws giving rise to the application of Section 2.5(a). If the Parties are unable to reach an agreement on any such material modification within thirty (30) calendar days of the written notice, then any Party may terminate this Agreement pursuant to Section 10.2(d).

2.6 Marketing

(a) YRE will direct any owners, agents, brokers (including franchisors), MLSs, franchisors, aggregators or other marketing representatives wishing to submit listings for homes for sale on YRE to a process managed by Zillow. Zillow will provide any resulting listings to YRE through the Listings API. If YRE sends a new advertiser to Zillow and, in the initial phone sales call or online self-serve purchase session, Zillow sells the new advertiser real estate advertisement services outside the scope of the Agreement, Zillow agrees to pay to Yahoo a revenue share equal to [***] percent ([***]%) of [***] less [***]. YRE will not, and will not authorize any third party other

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than bona fide residential real estate consumer customers to: (x) directly or indirectly activate Zillow-provided Display Ads or Real Estate Ad Products (including without limitation through any action intended to generate Leads or other queries, actions, impressions of or clicks on advertising units through any automated, deceptive, fraudulent or other invalid means (including, but not limited to, click spam or macro programs)), or (y) make contact(s) with Zillow advertisers; and Yahoo will not place or authorize any third party to place any Real Estate Ad Products in any location or manner that is not contextually relevant. In addition, Yahoo will not use or authorize any third party to use any methods that are manipulative, deceptive, malicious or fraudulent in order to increase the number of Leads generated on YRE at any time. YRE will reasonably cooperate with Zillow in policing any such unauthorized activities.

(b) For any marketing materials produced by Zillow that contain mention of Yahoo, YRI or YRE, Zillow shall provide such materials to YRE for review and written approval prior to distribution.

(c) Zillow and YRE will promote this ad sales and listings aggregation partnership through a press release (subject to the terms of Section 13 of this Agreement, and to each Party’s corporate guidelines and approval), blog posts, targeted marketing efforts at industry trade shows, in email (subject to applicable SPAM regulations and each Party’s email marketing guidelines), on both web sites and through advertising placements in appropriate industry media. Zillow shall have the right to reference YRE marks in sales promotion materials. Each Party will bear its own marketing expenses, unless otherwise agreed in writing.

(d) Within 3 months of the Launch Date, Zillow will send mass marketing communications to all existing customers who have agreed to receive such communications from Zillow, with a goal of making them aware of the Zillow-Yahoo partnership and the opportunity to purchase Real Estate Ad Products that include distribution on Yahoo Properties. Such a communication shall include a phone number and other means for prospective advertisers to contact Zillow directly to initiate a purchase. Zillow is obligated to follow up with all prospective advertisers who submit such a lead.

2.7 Launch-Related Milestones. The Parties will endeavor promptly to reach mutual agreement on any open points regarding the API Specifications that are not resolved before the Effective Date and undertake their respective integration and other implementation activities. The Parties have established a series of interim development and integration Milestones, as specified in Exhibit I, that they will each endeavor to achieve after the Effective Date. If a Party does not timely meet such a Milestone, either Party may escalate review of related technical or schedule concerns with a goal of enabling the Parties to cooperate in resolving such concerns and continuing work toward the Launch Date-related Milestones. Neither Party will be liable for material breach of this Agreement based on failing to achieve one or more Milestones on a timely basis in accordance with the schedule shown in Exhibit I or any mutually agreed revised schedule.

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SECTION 3: ADVERTISING SALES

3.1 Exclusive Appointment for Certain Advertising Products. During the Term, Yahoo appoints Zillow as its exclusive representative for the sale of Real Estate Ad Products and graphical display advertising on YRE to agents, brokers (including franchisors) and their marketing representatives in the New Homes Section and Homes for Sale Section of YRE, except for the following:

(a) For the [***] of the Term, Yahoo will have the right to sell, on its own behalf or through its partners (for example, Yahoo’s Newspaper Consortium), graphical display advertising that utilizes behavioral and/or category targeting capabilities, to agents, brokers (including franchisors) and their marketing representatives, for display in the New Homes and Homes for Sale sections of YRE, provided that such advertising is not specifically targeted to YRE.

(b) Throughout the Term, such exclusivity shall be waived for any advertising that delivers through Yahoo’s remnant display inventory systems, currently known as the Right Media Exchange, or through Yahoo’s paid search products or services inventory, provided that such advertising is not specifically targeted to YRE.

3.2 Packaging. The following guidelines shall apply for the packaging of Real Estate Ad Products:

3.2.1	Beginning on the Launch Date, Zillow will offer distribution of Real Estate Ad Products on both Zillow and YRE (“Zillow-Yahoo Package(s)”) as the only packaging option to all new customers who are buying unsold advertising positions and all existing customers who are adding incremental slots (“Slots”). For clarity, there shall be no sales after the Launch Date (month-to-month autorenewing contracts not being considered “sales” for this purpose) that include Zillow-only packages subject to 3.2.4.

3.2.2	Beginning on the Launch Date, for all Slots that are sold out on Zillow but Yahoo has comparable Slots available, Zillow shall make commercially reasonable efforts in good faith to offer existing customers similar Real Estate Ad Products based on distribution on Yahoo only (“Yahoo-Only Package(s)”) using the sales focus described in this paragraph. For any such customer, Zillow must offer a Yahoo-Only Package length that is co-terminus with the existing, comparable Zillow-only package. When a Yahoo-Only Package and Zillow only-package targeted at similar Slots expire at the same time, Zillow shall offer customers a Zillow-Yahoo Package. If a Zillow-only customer chooses to renew on a month-to-month basis, the Yahoo-only customer shall also be offered the option to renew on a month-to- month basis. Zillow shall focus its efforts on existing customers, as determined by Zillow, in the top 30 MSAs, utilizing a combination of highest revenue opportunity and highest customer demand to pick its targets. Zillow will provide YRI a list of the top 30 MSAs prior to Launch.

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3.2.3	Beginning on the Launch Date, Zillow shall contact existing Zillow-only customers who are in month-to-month auto renewing contracts and offer a Zillow-Yahoo Package when Zillow believes it has a reasonable opportunity for success in creating additional revenue opportunities for Yahoo. Nothing shall obligate such customers to accept a Zillow-Yahoo Package, but within 6 months after the Launch Date, Zillow will use commercially reasonable efforts in good faith to transition all such customers over to a Zillow-Yahoo Package.

3.2.4	During the Term, brokers and agents that are subject to Zillow’s commitments above may [***]. For any broker or agent that [***].

3.2.5	Zillow agrees to compensate its sales team for the sale of [***] under terms that are [***].

3.3 Display Advertising. Yahoo may also allocate YRE inventory of Display Ads to Zillow to sell to new home builders, real estate brokers (including franchisors), or real estate agents and Yahoo will keep Zillow informed of such inventory as described in Section 2.1(b)(vi). Zillow will be limited to selling display advertising in the Homes for Sale Section and New Homes Section of YRE unless the Parties mutually agree otherwise. At the Launch Date, Zillow will become the exclusive Yahoo reseller of graphical display ads to any new home builder advertisers, except the following: [***]. Yahoo and Zillow will work together to develop, no later than thirty (30) days before the Launch Date, and execute a transition plan for any existing Yahoo display advertising accounts. For clarity, Zillow may not sell display inventory to any advertisers whose primary business is [***]. In connection with the sale of Display Ads on YRE, and as a condition of displaying on YRE the Display Ads sold by Zillow following the Launch Date, the Parties shall enter into a written agreement (the “APT Service Agreement”), the terms of which are anticipated to be based on the sample agreement set forth in Exhibit J) setting forth the terms and conditions on which Publisher shall use Yahoo!’s current Display Ad platform and any successor platform (“APT”) as Publisher’s exclusive adserver platform for display of Display Ads on YRE, it being understood that Publisher may not use APT for any other purpose, unless the parties agree in writing to the applicable terms and conditions of such additional uses of APT, including any additional compensation to be received by Yahoo!. Zillow agrees to book Display Ads inventory on YRE (“Yahoo Available Inventory”) in accordance with the procedures specified by Yahoo from time to time.

3.4 Advertising Terms and Conditions and Related Policies. With respect to the sale of advertising on the Yahoo Properties, Zillow will comply with Yahoo’s then-current advertising policies located at http://adspecs.yahoo.com/ including, without limitation, those policies located at http://adspecs.yahoo.com/policies.php and any other guidelines Yahoo provides to Zillow provided that such guidelines apply to all third party sellers of Display Ads on the Yahoo network. In addition, Zillow agrees to use the minimum terms and conditions from the Yahoo Display Ad Agreement (as such minimum terms are set forth on Exhibit C, the “Minimum Display Ad Terms”) in its sales of Display Ads on YRE, except that where an agency or advertiser requires, Zillow may instead use the IAB/AAAA Standard Terms and Conditions for Internet Advertising for Media Buys One Year or Less or other terms consistent with industry practices. Zillow agrees to directly employ at least the equivalent of one (1) fulltime sales person dedicated solely to selling advertising to new

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home builders. In no event may any page on the Zillow Site to which Users click through from any Zillow Content on the Yahoo Properties contain any “pop-up” or “pop-under” advertisements. Yahoo will not modify any Display Ad content or appearance.

3.5 Pricing & Inventory. Zillow will set pricing of all Real Estate Ad Products based on the guidelines contained herein. Zillow agrees to provide YRI a rate card for Real Estate Ad Products, (including without limitation Zillow-Yahoo Packages) before the Launch Date. Yahoo-Only Packages will be priced using the same methodology used to price Zillow-only and Zillow-Yahoo Packages, except as otherwise provided in this paragraph. Zillow agrees to give Yahoo notice prior to any changes in such methodology. Zillow agrees to launch the Yahoo-Only Packages with the same pricing as comparable Zillow-only packages and will only alter Yahoo-Only Package pricing after six months of Yahoo Lead volume data is available to assess the average number of Leads from Yahoo. At no time shall Yahoo-Only Package pricing be greater than 20% below the Zillow-only pricing for comparable Slots without mutual agreement of the parties. If cancellation rates for Yahoo-Only Packages are greater than [***]% above the cancellation rates in same counties for Zillow-only packages and pricing is suspected, then the parties shall discuss adjusting the pricing floor. Yahoo will set floor pricing for Display Ads sold by Zillow in Yahoo’s sole discretion and shall from time to time make changes after giving reasonable advance notice. Zillow may set pricing for Display Ads above the floor pricing provided by Yahoo, but at no time shall Zillow set CPMs for Yahoo inventory that are different from CPMs for similar Zillow inventory, including for similar DMAs. Yahoo shall provide Zillow estimates of available impressions in the Homes for Sale and New Homes sections at the DMA level on a quarterly basis.

3.6 Sales Exclusivity. Zillow agrees that YRE is the only website not owned by Zillow for which Zillow will sell Real Estate Ad Products for [***] following the Launch Date. After [***], Zillow may enter into agreements for the sale of Real Estate Ad Products on other websites, provided that Zillow provides [***] written notice to Yahoo and YRI before any third party partnership for the sale of such listing advertising becomes active, including the name of the partner, and 30 days written notice to Yahoo and YRI prior to the end of any such partnership.

3.7 Reporting to Yahoo.

(a) Within 15 days after the end of any month, Zillow will provide detailed reporting of all ad sales related to Yahoo and Zillow Packages, including but not limited to Zillow Yahoo Packages sold and cancelled, Display Ad impressions booked and delivered; the quantities of Leads generated by YRE, Zillow, and Total Leads; and Gross and Net Revenue. Zillow will present all information broken out by ad product type and advertiser type, clearly separating all data and revenue for YRE-Only Packages should they exist. If Lead scoring or other Lead/referral performance metrics are gathered by Zillow during the Term, such data will also be collected for the Yahoo referrals and Leads and such Yahoo referral and Lead-related information shall be shared with Yahoo on a regular basis.

(b) Zillow will apply to Leads provided by Yahoo hereunder the same rules for recognition of valid Leads that Zillow applies to Leads from the Zillow Site. Such rules of recognition will be designed to exclude communications that appear to be generated based on any manipulative, deceptive, malicious or fraudulent lead generation activity, or

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any activity that indicates end users are contacting advertisers for reasons that are not consistent with an interest in residential real estate opportunities (e.g., attempts to gather personal information from advertisers). By way of background, as of the Effective Date, Zillow uses the following rules of recognition for Leads from the Zillow Site:

•	All required fields must be present.

•	All filled out fields must have correctly structured data (e.g., phone number fields can’t contain letters; obviously invalid area codes or exchanges such as 555 are rejected).

•	Free-form text fields (e.g., message section) are scanned for profanity and other objectionable content.

•	Rate limits apply to how many contacts a user can make within a session, including a limit on the number of contacts for a particular home.

•	Review of whether the user making the contact has recently viewed the home/agent that the contact is for.

(c) Once per week during the Term, Zillow shall provide basic reporting to YRI that allows YRI to gauge its ongoing performance and monetization. Such reporting shall include: total Leads generated by YRI and the Yahoo Properties, Zillow and the Zillow network, and Gross Revenue generated during the time period. Both parties will mutually agree on any other data that shall be shared.

3.8 Reporting to Advertisers. If an advertiser requests, [***].

SECTION 4: LICENSES

4.1 Zillow Grant. Subject to the terms and conditions of this Agreement, Zillow hereby grants to Yahoo and its Affiliates during the Term, the following:

4.1.1

Zillow Content. A non-exclusive, worldwide, revocable, limited, fully paid up, royalty free license to use, copy, encode, store, distribute, transmit, modify and create derivative works of (solely to the extent expressly permitted by the next sentence), and publicly perform and publicly display the Zillow Content via the Internet on YRE and, subject to Section 4.2.2, other Yahoo Properties, provided that Yahoo may publicly perform and publicly display only Zillow Listings which Yahoo has obtained via the Listings API within 24 hours before such public performance or public display. Yahoo’s and its Affiliates’ license to modify and create derivative works of the Zillow Content is limited solely to (a) modifying the Zillow Content as necessary to fit the format and “look and feel” of Yahoo Real Estate or other Yahoo Properties on which the Zillow Content is displayed, as revised and changed from time to time in accordance with the terms of this Agreement, and (b) modifying the Zillow Content to create Teaser Content. Yahoo’s and its Affiliates’ license to distribute, transmit and publicly perform and display Teaser Content is limited to placements on Yahoo Properties that use the Teaser Content in a contextually relevant manner and location in order to promote features and functionality of YRE or other real estate-related content and services

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that can reasonably be anticipated to generate Leads. Yahoo will provide prior written notice (email will suffice) to Zillow of any new programmatic use of Zillow Listings as Teaser Content on any Yahoo Property(ies) other than YRE. Yahoo is not authorized to and will not use any Teaser Content to promote any content, products or services on the Yahoo Properties that compete with Lead-generating content, products or services. Further, Yahoo’s license rights in Teaser Content are subject to the condition that Yahoo will cease any exercise of rights in specific Teaser Content if Zillow so requests based on reasonable concern about disruptions to Zillow’s licenses or business relationships with providers of applicable Zillow Content (including Zillow Listings).

4.1.2	Integration with Additional Yahoo Services. Yahoo and its Affiliates may exercise their rights in the Zillow Content (as set forth in Section 4.1.1) in order to integrate Zillow Content into any products, services, functionality or tools of the Yahoo Properties (other than YRE, which is subject to the licenses set forth in Section 4.1.1), and of third parties as hosted and used on the Yahoo Properties, provided that (i) Yahoo notifies Zillow in writing in advance of such integration; and (ii) upon written requests by Zillow based on reasonable concern about disruptions to Zillow’s licenses or business relationships with providers of applicable Zillow Content (including Zillow Listings),Yahoo will not undertake, or will promptly cease, any exercise of rights in Zillow Content under this Section 4.1.2. Subject to the foregoing, and by way of example and not limitation, Yahoo may (a) plot and display Zillow Content on aerial, satellite, street level and hybrid maps imagery within the Yahoo Properties; (b) include Zillow Content in widgets, badges, display and Yahoo smart advertisements; (c) integrate Zillow Content into third party applications, tools and content within YRE, such as mapping, neighborhoods, and schools; and (d) aggregate Zillow Content to provide monthly metrics (e.g., top cities, hot markets) for display on the Yahoo Real Estate Home Page and other locations in the Yahoo Properties. Notwithstanding the foregoing, Yahoo agrees that Zestimates and other data derived from recently sold homes data may not be made available by Yahoo or YRI via any mobile device.

4.1.3	Zillow Brand Features. A non-exclusive, revocable, worldwide, fully paid up, royalty free right and license to use, copy, encode, store, and publicly display the Zillow Brand Features: (1) as expressly permitted under this Agreement in connection with the presentation of the Zillow Content on Yahoo Properties targeted to U.S.-based audiences; and (2) as expressly permitted under this Agreement in connection with the marketing and promotion of Yahoo Real Estate to U.S.-based audiences. Zillow agrees that Zillow Brand Features, as provided by Zillow, may be used in accordance with the terms of this Agreement on the Search Results Pages and Details Pages that display Zillow Listings and on the Yahoo Real Estate partners page. Any use of the Zillow Brand Features will be in compliance with the Zillow Brand Features Guidelines, attached here to as Exhibit F. If Zillow objects to Yahoo’s use of the Zillow Brand Features, Yahoo will promptly comply with Zillow’s reasonable requests for changes or removal, and Yahoo will promptly replace any removed use with a corrected one where necessary to comply with the terms of this Agreement. Zillow does not grant Yahoo any right, title, or other property interest in the Zillow Brand Features.

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4.1.4	Right to Sublicense. The right to sublicense, solely as applied to Zillow Listings, the rights and licenses set forth in Sections 4.1.1 and 4.1.2 for use, in accordance with all terms of this Agreement, (i) in connection with any mirror site controlled by Yahoo or Affiliate of Yahoo and (ii) in a distribution or syndication arrangement in which Yahoo operates a co-branded or private label version of substantially all of YRE as part of a co-branded or private label version of Yahoo’s Internet portal (e.g., sites currently operated by Yahoo for AT&T or British Telecom). All sublicenses granted under this Section 4.1.4 will be subject to the same restrictions that apply to Yahoo and YRI with respect to the use of the applicable Zillow Content and Zillow Brand Features.

4.2 Yahoo Grant. Subject to the terms and conditions of this Agreement, Yahoo hereby grants to Zillow during the Term, a non-exclusive, revocable, limited, worldwide, fully paid up license to use, copy, encode, store, and publicly display the Yahoo Brand Features as expressly permitted under this Agreement, and in marketing and sales materials related to this Agreement, subject to Yahoo’s prior written approval in each instance. Any use of the Yahoo Brand Features will be in compliance with the Yahoo Brand Features Guidelines, attached here to as Exhibit E and will be subject to Yahoo’s approval as described in Exhibit E. If Yahoo objects to Zillow’s use of the Yahoo Brand Features, Zillow will promptly comply with Yahoo’s reasonable requests for changes or removal. Yahoo does not grant Zillow any right, title, or other property interest in the Yahoo Brand Features.

4.3 Trademarks. Each Party will comply with the trademark guidelines provided by the other party with respect to the use of any of such Party’s brand features and no Party will alter or impair any acknowledgment of copyright or other Intellectual Property Rights of the other. Each Party retains the right to inspect and approve any use of its brand features to ensure that such usage is consistent with its trademark standards. Each Party agrees that its use of the other Party’s brand features will inure solely to the benefit of the owner. Each Party recognizes the goodwill attached to the other Party’s brand features and acknowledges and agrees not to adopt or use any names, logos or trademarks, which include or may be confusingly similar to the other Party’s brand features, nor shall it engage in or allow others under its control or direction (including independent contractors, employees and agents) to engage in any practice or other activity that is or is likely to be detrimental to the goodwill associated with the other Party’s brand features.

4.4 No Other Rights. Except as expressly set forth in Sections 4.1 and 4.2 above, neither Party grants to the other Party any other rights to the Zillow Content, the Zillow Brand Features, or the Yahoo Brand Features, as the case may be. All rights not expressly granted herein are reserved.

SECTION 5: COMPENSATION

5.1 Real Estate Ad Products Revenue Share. During the Term, Zillow will pay to YRE a Revenue Share equal to [***] percent
([***]%) of [***] received times the [***] (except for [***], for which Zillow will pay to Yahoo [***] percent ([***]%) of [***], applying no [***]).

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5.1.1	[***] as Zillow Network Expands. After [***] following the Launch Date, if Zillow sells listings-based advertising for any new members of the Zillow Network, the number of Leads that Zillow advertisers receive from the new partner(s) shall be included in the number of Total Leads for purposes of calculating the [***] as follows: In the first month that the new partner Leads are included, only [***] of the corresponding actual Leads will be used in the calculation of Total Leads. In the second month, the new partner Leads shall be added to the Total Leads at the rate of [***] of actual Leads. This calculation of adding an additional [***] each month of actual Leads to the [***] shall continue throughout [***]. In month [***], the new partner’s Leads shall be added to the Total Leads at the rate of [***]% of the corresponding actual Leads.

5.1.2	Display Ad Revenue Share. Zillow will pay Yahoo [***] ([***]%) of [***] recognized by Zillow from the sale of Display Ads. Yahoo will be entitled to retain [***] and otherwise on the [***] in accordance with Sections [***] (i.e., [***]).

5.1.3	Homes for Rent Compensation. The revenue structure for such an implementation shall be mutually agreed upon in writing before any Zillow feeds shall be accepted by YRE.

5.2 Payment Terms. All fees due under this Section 5 are due within thirty (30) days of Zillow’s receipt of invoice from Yahoo. Any payments not paid on such due date and that are not subject to good faith dispute will bear interest commencing on the due date at the lesser of (x) one percent per month or (y) the maximum amount allowed by Law. Any failure by Zillow to make payments as required hereunder or disputed in good faith will constitute a material breach of this Agreement, subject to a right to cure per Section 10.2(a).

5.3 Right to Audit Compliance with Payment and Data Provisions. No more than once each year during the Term and for a period of one (1) year thereafter, Yahoo, through an independent nationally recognized third-party representative and upon thirty days prior written notice, may conduct an audit of Zillow’s relevant financial books and records (including electronic records), processes and systems to review Zillow’s compliance with the payment provisions set forth in Section 5.1. Prior to any audit, Yahoo will obtain from the auditor a signed confidentiality agreement, the provisions of which shall be no less restrictive than the obligations referenced in Section 13 (Confidential Information and Publicity). Yahoo shall pay the costs and expenses of any such audit; provided, however that if an audit reveals an underpayment of five percent (5%) or more for the audited period, Zillow shall pay for the costs and expenses of such audit within 45 days of such finding, in addition to the amount of any shortfall.

SECTION 6: REPRESENTATIONS AND WARRANTIES

6.1 General. YRI, Yahoo and Zillow each represent, warrant and covenant to each other that, as regards to itself:

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(a)	their negotiation, entry and performance of this Agreement will not violate, conflict with, interfere with, result in a breach of, or constitute a default under any other agreement to which they are a party or any applicable Law;

(b)	they own or have the right to use all brand features (including trademarks and logos) that they authorize the other Parties to reproduce and display pursuant to this Agreement and any exercise of rights in brand features granted under this Agreement, will, to the best of their knowledge, not infringe third party rights; and

(c)	they have all necessary power and authority to enter into this Agreement, and to carry out their obligations hereunder.

6.2 By Zillow. Zillow represents, warrants and covenants to YRI and Yahoo that:

(a) Zillow has acquired or will acquire permission, prior to distribution of the Zillow Listings to YRI, from the third parties providing the Zillow Content, for YRI and Yahoo to use the Zillow Listings as provided in this Agreement.

SECTION 7: LIMITATIONS AND DISCLAIMERS.

7.1 Limitations of Liability and Remedies. EXCEPT PURSUANT TO THE INDEMNITY OBLIGATIONS OF SECTION 9, OR FOR A MATERIAL BREACH OF A PARTY’S OBLIGATIONS UNDER SECTIONS 12 OR 13, OR FOR INFRINGEMENT OR MISUSE OF INTELLECTUAL PROPERTY RIGHTS OF A PARTY HEREUNDER, (A) NO PARTY, NOR ITS AFFILIATES NOR EMPLOYEES, OFFICERS, REPRESENTATIVES NOR AGENTS WILL BE LIABLE FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL, PUNITIVE, OR EXEMPLARY DAMAGES, COSTS, OR LIABILITIES ARISING FROM THE SUBJECT MATTER OF THIS AGREEMENT, REGARDLESS OF THE TYPE OF CLAIM AND EVEN IF THAT PARTY OR AFFILIATE HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, SUCH AS, BUT NOT LIMITED TO, LOSS OF REVENUE OR ANTICIPATED PROFITS OR LOST BUSINESS; AND (B) DAMAGES IN CONNECTION WITH CLAIMS UNDER THIS AGREEMENT SHALL BE LIMITED TO ($1,000,000) ONE MILLION DOLLARS.

7.2 Disclaimers.

(a) EXCEPT FOR THE EXPRESS REPRESENTATIONS AND WARRANTIES MADE IN THIS AGREEMENT, ALL YRI OR YAHOO PAGES, YAHOO PROPERTIES, ZILLOW SITE(S), ZILLOW CONTENT, ZILLOW LISTINGS, AND ANY APIs, FEEDS, DATA, CONTENT OR MATERIALS PROVIDED BY EITHER PARTY (OR ITS AFFILIATES) TO THE OTHER PARTY (OR ITS AFFILIATES) IN CONNECTION WITH THIS AGREEMENT (COLLECTIVELY AND INTERCHANGEABLY, THE “COVERED SUBJECT MATTER”) ARE PROVIDED “AS IS.” THE REPRESENTATIONS AND WARRANTIES IN SECTION 6 ARE IN LIEU OF ALL OTHER WARRANTIES, REPRESENTATIONS, ASSURANCES, OR CONDITIONS, EXPRESS, IMPLIED,

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STATUTORY OR OTHERWISE, AND EACH PARTY SPECIFICALLY DISCLAIMS ANY AND ALL IMPLIED WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE, MERCHANTABILITY, TITLE AND NON-INFRINGEMENT, AND AS TO THE SUFFICIENCY OF ANY REVENUES ANY OTHER PARTY MAY RECEIVE IN CONNECTION WITH ACTIVITIES UNDER THIS AGREEMENT.

(b) For the avoidance of doubt, the foregoing disclaimers do not modify either Party’s obligations under the terms of the Service Level Agreement set forth in Exhibit A.

SECTION 8: SUBCONTRACTORS USED BY THE PARTIES

Each Party will be responsible for all acts and omissions of that Party’s employees, independent contractors, and other persons or entities performing any part of that Party’s responsibilities under this Agreement for or on behalf of that Party and any of its independent contractors. Any breach of this Agreement by any of these persons or entities will be deemed a breach of this Agreement by that Party.

SECTION 9: INDEMNIFICATION

9.1 By Zillow. Zillow, at its own expense, will indemnify, defend and hold harmless Yahoo, its Affiliates and their respective employees, representatives and agents (“Yahoo Indemnified Parties”), against any claim, suit, action, or other proceeding brought against Yahoo Indemnified Parties by an unrelated third party based on or arising from a claim (a) that if true would constitute a breach of Zillow’s representations and warranties set forth in Section 6 above; (b) that if true would constitute a breach by Zillow of Section 12 (“User Data and Privacy”) of this Agreement; (c) that the Zillow Content or Zillow Brand Features used as expressly authorized under this Agreement infringe in any manner any copyright, trademark, trade secret or any other non-patent Intellectual Property Right or other right of such third party, defame any third party, or infringe any third party patent right (provided that this clause (c) does not apply to any third party patent infringement claim that requires software, services, products, technology or other materials not provided by Zillow hereunder) ; and provided further that Zillow’s total cumulative liability with respect to this subsection (c) shall not exceed Three Million Dollars, (d) that Zillow or a Zillow Affiliate has provided products and services in violation of Law or an agreement with any third party (each, a “Zillow Indemnified Claim”), provided, however, that: (x) YRI or Yahoo provides Zillow with prompt notice of any such Zillow Indemnified Claim; (y) YRI and Yahoo permits Zillow to assume and control the defense of such Zillow Indemnified Claim, with counsel chosen by Zillow (who will be reasonably acceptable to YRI and Yahoo), and reasonably cooperates with Zillow, at Zillow’s sole expense, in the defense of such Zillow Indemnified Claim; and (z) Zillow’s indemnity obligations will not apply to any damages incurred by Yahoo based on Yahoo’s continued use of any Zillow Content following a written take-down notice (email will suffice) by Zillow to Yahoo in which Zillow requests that Yahoo cease using (or using in a specified manner) certain Zillow Content because of a potential third party claim to which Zillow’s indemnity obligations would otherwise apply. Zillow will not enter into any settlement or compromise of any such Zillow Indemnified Claim that would impose any obligations on YRI or Yahoo without Yahoo’s prior written

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consent, which consent will not be unreasonably withheld. Subject to the terms of this paragraph, Zillow will pay any and all costs, damages, and expenses, including, but not limited to, reasonable attorneys’ fees and costs awarded against or otherwise incurred (in accordance with this Section 9.1) by a Yahoo Indemnified Party in connection with or arising from any Zillow Indemnified Claim.

9.2 By YRI and Yahoo. Yahoo and, at Yahoo’s and YRI’s discretion, YRI, shall, at their own expense, indemnify, defend and hold harmless Zillow, its Affiliates, and their respective employees, representatives and agents (“Zillow Indemnified Parties”), against any claim, suit, action, or other proceeding brought against Zillow Indemnified Parties by an unrelated third party based on or arising from a claim (a) that the Yahoo Brand Features used as expressly authorized under this Agreement infringe in any manner any patent, trademark, copyright, trade secret or any other Intellectual Property Right of such third party; (b) that if true would constitute a breach by YRI or Yahoo of any of their representations and warranties set forth in Section 6 above; or (c) that Yahoo has failed to provide a makegood for advertising that was sold on YRE in accordance with the terms of this Agreement, for which a makegood is owed under the Minimum Terms set forth on Exhibit C (each, a “Yahoo Indemnified Claim”); provided, however, that: (x) Zillow provides YRI and Yahoo with prompt notice of any such Yahoo Indemnified Claim; (y) Zillow permits YRI and Yahoo to assume and control the defense of such claim, with counsel chosen by YRI and Yahoo (who will be reasonably acceptable to Zillow), and reasonably cooperates with YRI and Yahoo, at Yahoo’s or YRI’s sole expense, in the defense of such Yahoo Indemnified Claim. Yahoo or an Affiliate will not enter into any settlement or compromise of any such Yahoo Indemnified Claim that would impose any obligations on Zillow without Zillow’s prior written consent, which consent will not be unreasonably withheld. YRI or Yahoo will pay any and all costs, damages, and expenses, including, but not limited to, reasonable attorneys’ fees and costs awarded against or otherwise incurred (in accordance with this Section 9.2) by a Zillow Indemnified Party in connection with or arising from any such claim.

9.3 Obligations. Each party’s obligation to defend, indemnify and hold harmless the other party hereunder shall be mitigated and reduced to the extent that such party has been prejudiced by a failure of the indemnified party(ies) to provide prompt notice of any and all such claim to the indemnifying party or to provide reasonable cooperation in the defense and/or settlement of such claims.

SECTION 10: TERM AND TERMINATION.

10.1 Term. This Agreement will commence upon the Effective Date and, unless terminated as provided herein, will remain in effect for a period of 30 months from the Launch Date (“Initial Term”). Following the Initial Term, this Agreement will automatically renew for an additional period of 12 months unless one Party provides the other Party with written notice of non-renewal at least 180 days prior to the end of the Initial Term. Zillow shall ensure that any advertising contracts it signs with new home builders are terminable by Zillow with respect to Display Ads no later than the end of the Term.

10.2 Termination Rights.

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(a) This Agreement may be terminated by any Party immediately upon notice if the other Party (v) has not cured a trademark guidelines conflict under Section 4.1.2, 4.1.3 or 4.2, as applicable, within thirty (30) days after receiving written notice of such conflict; (w) becomes insolvent; (x) files a petition in bankruptcy or is otherwise the subject of such a filing that is not dismissed within sixty (60) days of the filing date; (y) makes an assignment for the benefit of its creditors; or (z) materially breaches any of its representations and warranties or any of its obligations under this Agreement in any material respect, which breach is not cured within thirty (30) days following written notice to such Party.

(b) YRE may terminate this Agreement if for any period of two consecutive calendar months the average number of listings provided by Zillow falls below 70% of the average existing home inventory for sale in the United States over the same period, as calculated from data reported by the National Association of Realtors (“NAR”), and Zillow does not cure such shortfall by the end of the next two consecutive calendar month period that follows any notice by YRE to Zillow of such a shortfall (with determination of such cure to be based on NAR data for such subsequent two month period). If NAR ceases to publish such data, YRE may terminate the agreement if for any period of two consecutive calendar months the number of listings provided by Zillow falls below 70% of the lowest monthly number of NAR listings in the previous 12 months, and Zillow does not cure such shortfall by the end of the next two consecutive calendar month period that follows any notice by YRE to Zillow of such a shortfall (with determination of such cure to be based on the same lowest monthly number of NAR listings as used in the previous calculation). YRE may not pursue any other remedies (whether based on any implied obligations of Zillow or otherwise) with respect to any listings shortfall giving rise to a right of termination by YRE under this Section 10.2, and such a listings shortfall will not be deemed to breach this Agreement.

(c) If a Party invokes its right to terminate this Agreement pursuant to Section 2.5 or 14.9, then such termination will be effective fifteen (15) calendar days from written notice of termination by the terminating Party to the non-terminating Parties.

(d) Termination by Yahoo for Financial Reasons. Yahoo may terminate this Agreement upon sixty (60) days notice if Zillow’s cash position, taking into consideration all cash equivalents, short term investments and marketable securities on the balance sheet as recorded in accordance with GAAP, at any time falls below Four Million Dollars ($4,000,000). Zillow will notify Yahoo in writing in the event such a cash position event occurs. Zillow will provide a confidential report to Yahoo on a quarterly basis, certified by its CFO, that details Zillow’s cash position and rate of cash burn during the prior quarter.

10.3 Effect of Termination. Terminating this Agreement in accordance with Section 10.2 will not impose any liability or obligation on the terminating party. Upon termination of this Agreement for any reason, a ninety (90) day wind-down period (the “Transition Period”) will occur during which the Parties’ rights and obligations under this Agreement will remain in effect, except that Zillow will cease to sell Real Estate Ad Products or Display Ads as of the effective date of termination (i.e., prior to the start of such Transition Period) and the exclusivity provisions of this Agreement will no longer apply to either Party. Upon any termination of this Agreement, Zillow shall have no further obligation to make any payments

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under Section 5 after the effective date of any such termination, other than any with respect to any payments that became due prior to the effective date of termination or during the Transition Period. The rights afforded the parties under this Section 10 will not be deemed to be exclusive, and are in addition to any rights or remedies provided by Law, but subject to all limitations of remedies expressly set forth in this Agreement. Additionally, the provisions of Sections 1, 5 but only with respect to payments thereunder that have been earned and remain unpaid as of the date of termination and 6 through 14 shall survive any termination or expiration of this Agreement.

SECTION 11: OWNERSHIP

11.1 Zillow Ownership: As between Zillow and its Affiliates on the one hand, and Yahoo and its Affiliates on the other, Zillow and its Affiliates own all right, title and interest in the Zillow Content, Zillow Listings, Zillow Site(s), Zillow Brand Features and all APIs, data feeds and other functionality or materials made available by Zillow under this Agreement. Nothing in this Agreement will confer in Yahoo or an Affiliate any license or right of ownership in any of the foregoing except as expressly stated. In addition, all User Data submitted directly by a User to Zillow or its Affiliates is, as between the Parties, owned solely by Zillow and its Affiliates.

11.2 Yahoo Ownership: As between Zillow and its Affiliates on the one hand, and Yahoo and its Affiliates on the other, Yahoo or its Affiliates own all right, title and interest in the Yahoo Properties and the Yahoo Brand Features. Nothing in this Agreement will confer in Zillow and its Affiliates any license or right of ownership in the Yahoo Properties or Yahoo Brand Features except as expressly stated.

11.3 No Joint Works: The Parties do not intend that any joint works under U.S. copyright law be made in connection with this Agreement. On termination of this Agreement (subject to the Transition Period referenced in Section 10.3) each Party shall destroy any copyrighted works as to which the contributions of the Parties are inextricably combined, but may retain any separable contributions thereto as it owns. The Parties do not intend to jointly develop or invent any joint invention; however if any invention is inextricably a joint invention, then the Parties will in good faith cooperate in the preparation of pertinent patent applications. All rights, title, and interests in Intellectual Property Rights not expressly granted herein are reserved to their respective owners.

11.4 User Data Ownership (Yahoo Properties). All User Data provided to Yahoo by Users of the Yahoo Properties or otherwise collected by Yahoo relating to User activity on the Yahoo Properties shall be owned solely by Yahoo. All User Data collected by Zillow directly from users of the Zillow Content shall be solely owned by Zillow. Yahoo grants to Zillow, subject to the terms and conditions of this Agreement, a perpetual, non-exclusive, worldwide, royalty-free, limited license to reproduce, store, display, disclose, distribute and otherwise use the User Data as provided by Yahoo to Zillow solely for the purposes of (1) confirming and fulfilling Leads and other requests submitted by Users, including without limitation by transmitting and disclosing User Data to residential real estate brokers and agents (and their marketing representatives), real estate franchisors, and homeowners consistent with the applicable Lead generation product or feature, (2) providing follow-ups on Leads and other requests by Users, (3) complying with Law, (4) investigating or taking

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Homes for Sale Partnership

action against fraudulent or illegal activity, (5) protecting the safety of Users, and (6) any other purpose for which Yahoo provides prior written approval. Notwithstanding the foregoing, Zillow’s license shall be limited to those uses disclosed in Zillow’s privacy policy. Except as specifically authorized by this Agreement, Zillow agrees it will not sell, lease, license, sublicense or otherwise distribute to any third parties any User Data licensed to it by Yahoo.

SECTION 12: PRIVACY

12.1 Zillow will continuously comply with all applicable privacy and consumer protection Laws within the United States (including the CAN-Spam Act of 2003) in its conduct of activities under this Agreement, including its collection and use of User Data through Yahoo Real Estate and the Yahoo Properties. During the Term, Zillow will have a published privacy policy in compliance with applicable Law and consistent with this Agreement, Zillow will comply with its published policy, and will provide a link to its privacy policy on any page or listing or link through which User Data is collected by Zillow. Users will receive clear disclosure at those times through written privacy policies as to how, by whom, and for what purpose the User Data will be used. Yahoo and Zillow will work together to transmit any User Data as required under this Agreement in HTTPS or other secure means. Yahoo agrees it will comply with its published privacy policy with respect to any data collected in locations of YRE where both Yahoo and Zillow’s respective privacy policies are linked to or posted.

12.2 On all sections of Yahoo Real Estate and any other Yahoo Properties (or mirror sites or other syndication or distribution arrangement authorized by Section 4.1.4) on which Users are providing User Data to YRI for transmittal to Zillow in accordance with this Agreement, YRI or Yahoo will include notices to Users that User Data will be provided to Zillow and that such User Data is subject to Zillow’s privacy policy. Each such notice will include a link to Zillow’s privacy policy.

12.3 During the Term and thereafter:

(a) User Data collected by each Party will be distributed to, shared with, or otherwise made available to any other third party, whether directly or indirectly, subject to the restrictions contained in this Agreement and only as permitted by such Party’s privacy policy or otherwise required by Law;

(b) Zillow will not use User Data for the transmission of “junk mail”, “spam”, or any other unsolicited mass distribution of information or otherwise in violation of Law; and

(c) Zillow will not include in any ongoing electronic or internet correspondence to a User an internet standard “opt-out” provision or hypertext link that allows a User to elect to not receive any further communication

SECTION 13: CONFIDENTIAL INFORMATION AND PUBLICITY

Information and material disclosed in connection with this Agreement or any of the Parties’ activities hereunder are subject to the terms of the Mutual Nondisclosure Agreement between Yahoo and Zillow dated November 18, 2005 (the “NDA”). The Parties’ obligations of confidentiality under such NDA will remain in effect as described in the previous sentence for the Term of this Agreement and a period of two (2) years thereafter, regardless of any

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Homes for Sale Partnership

termination or expiration of the NDA. Without limiting the terms of the NDA, the terms and conditions of this Agreement will be considered confidential and will not be disclosed to any third parties except to a Party’s accountants, attorneys, employees with a need to know, institutional investors conducting due diligence and their attorneys, or other parties who agree are subject to a duty of confidentiality. No Party will make any public announcement regarding the existence of this Agreement without the other Parties’ prior written approval and consent. Zillow and/or Yahoo and YRI may release a press release on or after the date this Agreement is executed, provided the Parties mutually approve of the text in writing prior to its release. Any and all publicity relating to this Agreement and performance thereunder and the method of its release will be approved in advance of the release by both Parties.

SECTION 14: GENERAL PROVISIONS

14.1 Third Party Beneficiaries. There are no third party beneficiaries of this Agreement.

14.2 No Agency. The Parties are, and will be deemed to be, independent contractors with respect to the subject matter of this Agreement, and nothing contained in this Agreement will be deemed or construed in any manner whatsoever as creating any partnership, joint venture, employment, agency, fiduciary or other similar relationship between the Parties.

14.3 Entire Agreement. This Agreement, together with all Exhibits, represents the entire agreement among the Parties with respect to the subject matter hereof and thereof and will supersede all prior agreements and communications of the Parties, oral or written.

14.4 Waiver. No amendment to, or waiver of, any provision of this Agreement will be effective unless in writing and signed by all Parties. The waiver by any Party of any breach or default will not constitute a waiver of any different or subsequent breach or default.

14.5 Governing Law; Dispute Resolution. This Agreement will be governed by and interpreted in accordance with the laws of the State of California without regard to the conflicts of laws principles thereof. Any litigation related to this Agreement will be brought in the state or federal courts located in the county of the principal place of business, as reflected first above, of the defending Party, and the Parties hereby irrevocably consent to the personal jurisdiction of such courts for such purpose, all without waiving any right to remove to federal court in the same county. No Party will make a motion to dismiss or transfer any case filed in accordance with this subsection on the basis of improper venue, personal jurisdiction, or for the convenience of any Party or witness. If a Party employs attorneys to enforce any rights arising out of or relating to this Agreement, the substantially prevailing Party will be entitled to recover its reasonable attorneys’ fees, costs, and other expenses.

14.6 Assignment. This Agreement will bind and inure to the benefit of each Party’s permitted successors and assigns. Neither party may assign this Agreement, in whole or in part, without the other Party’s prior written consent, which consent shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, Yahoo may assign this Agreement in its entirety to YRI, provided that (i) such assignment shall not have the effect of causing a reduction in the level of performance of Agreement; and (ii) Yahoo guarantees YRI’s performance under the Agreement. Furthermore, either Party may assign this Agreement without the prior written consent of other Party in connection with any merger, consolidation, any sale of all or substantially all of its assets or any other transaction in which more than

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fifty percent (50%) of its voting securities are transferred (each such event hereinafter referred to as a “Change of Control Event”); provided that: (a) in the event of a Change of Control Event for Zillow, Yahoo will have the right to terminate the Agreement upon sixty days written notice to Zillow; and (b) in the event of a Change of Control Event for Yahoo, Zillow or its controlling entity will have the right to terminate the Agreement upon three hundred sixty-five (365) days written notice to Yahoo. Any attempt to assign this Agreement other than in accordance with this provision shall be null and void.

14.7 Force Majeure. No Party will be liable for failure to perform or delay in performing any obligation (other than the payment of money) under this Agreement if such failure or delay is due to fire, flood, earthquake, strike, war (declared or undeclared), embargo, blockade, legal prohibition, shortage, strike, failure of environmental controls, failure of Internet-mediated transmissions, terrorist attack, governmental action, riot, insurrection, damage, destruction or any other similar cause beyond the control of such Party (“force majeure”), provided that the putative force majeure was not reasonably avoidable by the defaulting party. A Party may terminate this Agreement if the force majeure continues to materially impair performance of the other Party for more than forty-five (45) days.

14.8 Notices. All notices, requests and other communications called for by this Agreement will be deemed to have been given immediately if made by facsimile (confirmed by concurrent written notice sent via overnight courier for delivery by the next business day), if to Yahoo at the address first written above, Greg Hintz, Head of Listings, e-mail:ghintz@yahoo-inc.com with a copy to its General Counsel Mike Callahan (e-mail: callahan@yahoo-inc.com), if to YRI at the address first written above, Fax: (408) 349-7966, (with a copy to Yahoo’s General Counsel Mike Callahan (e-mail: callahan@yahoo-inc.com), and if to Zillow: Zillow, Inc., 999 Third Avenue, Suite 4600, Seattle WA 98104, Attn.: President, with a copy to Zillow Legal Department at the same address, Fax: 206.470.7002 Attn. President with a copy to Zillow Legal Department or such other addresses as one Party will specify to the other.

14.9 Severability. Except as set forth in the next sentence, if any provision of this Agreement is held by a court of competent jurisdiction to be invalid, illegal or unenforceable for any reason, that provision will be enforced to the maximum extent permissible so as to effect the intent of the Parties, and the remainder of this Agreement will continue in full force and effect. Notwithstanding the foregoing, if any provision of this Agreement providing for exclusivity is held by a court of competent jurisdiction to be invalid, illegal or unenforceable for any reason, the Party benefitting from such exclusivity provision will be entitled to terminate this Agreement by providing written notice to the other Party.

14.10 Approvals. Whenever a provision of this Agreement affords a Party with a right to consent or approve the actions of another Party, or provides that the Parties shall mutually agree upon a course of action, the Parties agree that any such approval, consent, or mutual agreement shall not be unreasonably withheld or delayed by any Party, unless expressly provided to the contrary in the Section of this Agreement in which such approval, consent or mutual agreement rights are conferred.

[Signature page follows]

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14.11 Counterparts. This Agreement may be executed in two or three counterparts, all of which taken together will constitute a single instrument. Execution and delivery of this Agreement may be evidenced by facsimile transmission.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date.

YAHOO! INC.:

By:	/s/ Raymond Stern

Title:	SVP, BD & Partnerships, North America

Printed Name:	Raymond Stern

Date:	7/7/10

YAHOO! REALTY INC.:		ZILLOW, INC.

By:	/s/ Aman Kothari	By:	/s/ Spencer Rascoff

Title:	VP, CAO	Title:	COO

Printed Name:	Aman Kothari	Printed Name:	Spencer Rascoff

Date:	7/8/10	Date:	7/6/2010

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EXHIBIT A

API SPECIFICATIONS

Exhibit A

Functional Specification Document

Homes for Sale Partnership

Yahoo! Real Estate & Zillow.com

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¯ Table of Contents

1	Introduction	33
	1.1 Purpose and Scope	33
	1.2 Intended Audience	33
	1.3 Product Release Identification	33
	1.4 Revision History	33
	1.5 References—To be done	33
	1.6 Glossary	33
	1.7 Assumptions—To be done	33

2	Listings API Specifications	34
	[***]

3	Ad Products API Specifications	57
	[***]

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4	Recommendations Module / Vibes		69

5	Beacon		70
	[***]

6	Address Resolution Logic		71

7	Image Specification		72

8	Service Level Agreement		73
	8.1	Definitions	73
	8.1.1	Zillow Availability	73
	8.1.2	Yahoo! Availability	73
	8.1.3	Production System	73
	8.1.4	Results Set	73
	8.1.5	Internal Zillow Response Time	73
	8.1.6	Minor Problem	73
	8.1.7	Moderate Problem	74
	8.1.8	Severe Problem	74
	8.1.9	Catastrophic Problem	74
	8.1.10	Problem Resolution	74
	8.1.11	Unresolved Catastrophic Problem.	74
	8.1.12	Scheduled Maintenance	74
	8.1.13	Temporary Workaround	74
	8.1.14	Timeouts	75
	8.1.15	Aggregate Response Time	75
	8.1.16	Critical Threshold	75
	8.2	Contact Information	75
	8.2.1	Yahoo! Support Personnel—To be done	75
	8.2.2	Zillow Support Personnel	75
	8.3	Support Procedures	76
	8.3.1	Support Procedures.	76
	8.3.2	Zillow Response	76
	8.3.2.1	Support Table	76
	8.3.3	Zillow Notification and Escalation Process—To be done	76
	8.4	Operational Metrics	77
	8.4.1	Availability	77
	8.4.1.1	Zillow Availability	77
	8.4.2	Capacity	78
	8.4.3	Query Response Time	78
	8.4.4	Aggregate Response Time	79
	8.4.5	Site monitoring	79
	8.4.6	Maintenance Requirements	79
	8.4.7	Reporting	79
	8.4.8	Image Serving	80
	8.4.9	Business Continuity Planning	80
	8.4.10	Sole and exclusive Remedy	80

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9	Failover Requirements	81

10	Reviewers	82

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Introduction

Purpose and Scope

This document describes the requirements and functional design for Homes for Sale Partnership.

Intended Audience

The primary audience for this document is Yahoo! Real Estate and Zillow.

Product Release Identification

Title	Yahoo! Real Estate - Homes For Sale Partnership
Version	1.0
Customer	Yahoo! Inc. and Zillow.com

Revision History

Version #	Date	Revised By	Revision Description
1.0	7/1/10	Yahoo! Inc.	Base version.

References– To be done

This document shall be used in conjunction with the following publications:

Document/Book	Author(s)
Design Document	Development

Test Plan	QA

Glossary

This document references the following terms, acronyms and abbreviations:

Term/Expression	Definition

Assumptions – To be done

•	To be done.

[***] Certain information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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Listings API Specifications

This document describes the API that is required to display listing data and publish alerts on Yahoo! Real Estate and as further described in the Listing and Sales Agreement to which this document is an Exhibit.

[***] [Portions of page 34 and pages 35 to 56 have been omitted]

[***] Certain information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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Ad Products API Specifications

This document describes API to display showcase ads, contact modules on Yahoo! Real Estate. This document also provides the API to submit the contacts through Zillow Ad Server.

[***] [Portions of page 57 and pages 58 to 62 have been omitted]

[***] Certain information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Homes for Sale Partnership

Form Type

Short form

With broker logo

When an agent sends a message, we will show the success message over the “Contact button” It will look like this:

[***] Certain information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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Contact Type

Direct Contact

[***] Certain information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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Leader board

E-mail Content

This includes filling in the purpose of the visit, the address of the home etc.

[***]

[***] Certain information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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        [***]

Paid Listing Agent

Showcase advertiser or manual paid for sale listings. Phone number [***]

Broker Match – for sale

[***]

[***] Certain information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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Dormant Agent

[***] Certain information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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Active listing agent

For Sale by Owner

Contact Information

[***]

[***] Certain information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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Recommendations Module / Vibes

[***]

[***] Certain information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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Beacon

[***]

[***] Certain information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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Address Resolution Logic

[***]

[***] Certain information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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Image Specification

[***]

[***] Certain information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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Service Level Agreement

The purpose of this Service Level Agreement (the “SLA”) is to describe the service level commitments that Zillow is obligated to deliver under the Agreement. Zillow acknowledges and agrees that failure to remedy non-compliance with the SLA will be deemed a material breach of the Agreement. Capitalized terms not defined here have the same meaning as in API Spec.

In addition to the below service level agreements, the Parties intend to agree on SLAs around completeness/data-quality of the listings – address normalization, geo-coding, neighborhood support etc.

SLA on listing update/addition/deletion – information should be available to Yahoo! [***] from broker submit 8.1, 8.2, 8.3 are proposals pending additional review and mutual agreement.

Definitions

Zillow Availability

The percentage of the total Queries for which Zillow responds (either with a “Resource Not Found” response, where that would be a correct response for the Query, or a response in the form of properly formatted Results Sets, within the Critical Threshold (defined below)).

Yahoo! Availability

The percentage of the total web requests for which Yahoo! Real Estate responds [***].

Production System

Delivery systems used for providing services to Yahoo! Real Estate. These services include but not limited Listing Search, Listing Details, Listing Images, data returned from API calls and any other data provided by Zillow.

Results Set

A Results Set will consist of the requested Home listings and/or Related Content, or a “Resource Not Found” notification if applicable. Results Set is properly formatted in a mutually agreed XML format.

Internal Zillow Response Time

The period of time beginning at the time of Zillow’s receipt of an API call to the completion of sending the results set. Maximum of this value will be mutually agreed upon prior to Launch.

Minor Problem

A Minor Problem is (a) a cosmetic display issue that allows the major elements of Results Sets to display in a legible format, but causes textual irregularities (e.g., an umlaut not displaying properly), (b) minor issues that do not have widespread impact to end-users, (c) minor issues with non-Production Systems, or (d) other similar problems under the direct control of Zillow which do not need immediate resolution. Once a Minor Problem has been outstanding for [***], either party may escalate the issue for resolution through the Support

[***] Certain information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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Personnel table, with notice to the other party. For clarity, an error that causes Results to fail to work, fail to display completely, or fail to be completely legible will be considered a Moderate Problem, Severe Problem, or Catastrophic Problem, not a Minor Problem. This is otherwise known as “P3”.

Moderate Problem

An issue with a Service which has widespread impact to end users but which (a) does not make the Service unusable for a large percentage of queries or operations, and (b) is an SLA violation which causes [***] Zillow’s queries to exceed the Critical Threshold within a day’s time. Once a Moderate Problem has been outstanding for [***], either party may, using reasonable judgment, upgrade the issue to a Severe Problem. This is otherwise known as “P2”.

Severe Problem

An error, bug, incompatibility or malfunction, which causes Zillow’s API and Image Services not to operate substantially as designed, and/or renders the Results Sets substantially unavailable to or substantially unusable by Yahoo! (and which lasts for [***]), including issues which cause [***] of Queries to exceed the Critical Threshold [***]. Problems may also include security risks as identified by Yahoo. Once a Severe Problem has been outstanding [***], either party may, using reasonable judgment, upgrade the issue to a Catastrophic Problem. This is otherwise known as “P1”.

Catastrophic Problem

An issue which causes Zillow’s APIs as detailed in API Spec to become largely unavailable or cease to function substantially correctly and that persists for a period of [***] that is not due to Scheduled Maintenance or needed to effect a Problem Resolution. Yahoo! can also identify catastrophic problems and may include security issues. This is otherwise known as “P0”.

Problem Resolution

A correction, patch, fix, alteration or Temporary Workaround that minimizes the effect of a Minor Problem, Moderate Problem, Severe Problem, or Catastrophic Problem restoring the system to the levels set forth in this SLA.

Unresolved Catastrophic Problem

A Catastrophic Problem that does not have a Problem Resolution within a total period of one hour or more.

Scheduled Maintenance

A planned service maintenance or update to the service required to keep Zillow’s back-end systems functioning (e.g., hardware or software upgrades, architecture changes, etc.) that will affect the operation of systems relied upon by Yahoo Real Estate for Listing Services.

Temporary Workaround

A temporary technical solution that restores the system to, or substantially to the levels set forth in this SLA, although there may be ongoing or additional measures until a permanent solution can be implemented.

Timeouts

An action taken by a Yahoo! production server when Result Sets are not received within the

[***] Certain information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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Aggregate Response Time.

Aggregate Response Time

The Internal Zillow Response Time plus a mutually agreed upon worst case acceptable delay due to network latency in the USA.

Critical Threshold

The value that exceeds the Aggregate Response Time.

Contact Information

Both parties shall maintain and communicate to the other party updates to the following contact list, which shall be used to communicate and coordinate regarding technical problems that may be encountered with the Real Estate Listing Services.

Yahoo! Support Personnel

Name	Role/Responsibility	Email Address	Office Phone
[***]	Primary Systems Contact	[***]
[***]	Product Contact	[***]
[***]	Program Contact	[***]
[***]	Real Estate Operations Primary Contact	[***]
[***]	Product Contact	[***]
[***]	Yahoo Network Operations Center 24X7 Support	[***]	[***]

Zillow Support Personnel

Name	Role/Responsibility	Email Address	Office Phone
[***]	Primary Systems Contact	[***]	[***]
[***]	Product Contact	[***]	[***]
[***]	Program Contact	[***]	[***]
[***]	Zillow Operations Primary Contact	[***]	[***]
[***]	Zillow Operations Secondary Contact	[***]	[***]
[***]	Network Engineer	[***]	[***]
[***]	Zillow Network Operations Center 24X7 Support	[***]	[***]

[***] Certain information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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Support Procedures

Support Procedures.

Zillow will provide Yahoo! with 24 x 365 support in the English language with respect to all Real Estate Listing Services as set forth herein.

All Moderate Problems, Severe Problems, and Catastrophic Problems reported by either party must be submitted to the other party, as appropriate, via the technical support telephone number and via e-mail to the contact information set forth in the Support Table, and each such Moderate Problem, Severe Problem and Catastrophic Problem will be given a unique reference number by the receiving party.

The responsible party shall inform the other party’s technical support personnel of ongoing efforts to provide a Problem Resolution concerning Severe Problems, and Catastrophic Problems within the response times set forth in the Support Table below.

Zillow Response

If notice of a problem is received from Yahoo!, Yahoo! will identify whether the problem is a Minor Problem, a Moderate Problem, a Severe Problem, or a Catastrophic Problem or none of the above according to the definitions set forth above. Zillow will respond to the request within the response times set forth in the Support Table and shall use all commercially reasonable efforts to resolve the Minor Problem, Moderate Problem, Severe Problem or Catastrophic Problem as rapidly as possible, and in accordance with this SLA. If the parties agree that a Minor Problem, Moderate Problem, Severe Problem, or Catastrophic Problem is not Zillow’s responsibility, then Zillow shall reasonably cooperate with Yahoo! to assist in finding a Problem Resolution.

Support Table

Priority Description	Initial Response Target	Status Updates	Target for Workaround or Fix
Catastrophic Problem “P0”	[***]	[***]	[***]
Severe Problem “P1”	[***]	[***]	[***]
Moderate Problem “P2”	[***]	[***]	[***]
Minor Problem “P3”	[***]	[***]	[***]

Zillow Notification and Escalation Process

Zillow will notify Yahoo! according to the response times set forth in the Support Table above.

[***] Certain information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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If a Severe Problem or Catastrophic Problem remains unresolved for an extended period, Yahoo! and Zillow will make available any necessary personnel to discuss the issue and to effect a resolution, with an immediate conference call according to the following schedule, with the call to happen as soon as practical after the trigger time below:

Time Problem Outstanding	Yahoo! Contact	Zillow Contact
[***]

Operational Metrics

Availability

Zillow Availability

Inclusive of scheduled maintenance of the Zillow API, Zillow will maintain [***] daily availability, as measured by Yahoo’s internal monitoring tools, verified by Gomez Inc. agents, or other mutually agreed means of third party verification, with [***] intervals and [***]. In the event of discrepancies between Zillow’s availability and Yahoo!’s production query logs, the parties will work together to determine the root cause of such discrepancies. If the discrepancy resolution determines that Zillow’s availability falls below the specified level, Zillow will effect a Problem Resolution. Incase of temporary unavailability of one of Zillow’s datacenter, Zillow will [***]. A single Zillow datacenter is capable of handling the complete Yahoo Real Estate Traffic including Peak Request Rate Traffic. It will be classified as a Severe Problem “P1” and all communications need to be followed as per the Support Table. Zillow will have no more than 2 catastrophic problems per quarter.

API	Availability	Internal Zillow Response Time
Listing Search API	[***]	[***]
Listing Detail API	[***]	[***]
Listing Concise API	[***]	[***]

[***] Certain information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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Market Snapshot API	[***]	[***]
Contact Agent API	[***]	[***]
Listings Ad	[***]	[***]
Agent Profile API	[***]	[***]

Page / Service	Availability	User Page Render time
FSBO Zillow landing page and Service	[***]	[***]

The Image Serving system should adhere to the service levels described below. The availability and response times should be respected under peak load scenarios noted under Capacity section below.

Zillow and Yahoo will work to reach a mutually agreeable Image Service SLA.

Capacity

Zillow must maintain sufficient server capacity per datacenter such that Zillow will be able to support peak loads for all the following services simultaneously within defined SLA

API	Peak Request Rate
Listing Search API	[***]
Listing Detail API	[***]
Listing Concise API	[***]
Market Snapshot API	[***]
Contact Agent API	[***]
Listings Ad	[***]
Agent Profile API	[***]

Page	Peak Image Request Rate
Listing Search Results Page	[***]
Listing Detail Page	[***]

Page / Service	Peak Request Rate
FSBO Zillow landing page and Service	[***]

If peak traffic projections for above mentioned services increases beyond above-mentioned numbers, then Zillow needs to expand their capacity in a mutually agreed upon timeframe to cater to additional peak traffic.

Query Response Time

With respect to services provided by Zillow, Zillow will comply with the following maximum Internal Zillow Response

API	Internal Zillow Response Time

[***] Certain information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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Listing Search API	[***]
Listing Detail API	[***]
Listing Concise API	[***]
Market Snapshot API	[***]
Contact Agent API	[***]
Listings Ad	[***]
Agent Profile API	[***]

Exceptions to these are the following queries, which will have a maximum Internal Zillow Response time [***].

1.	Listing Search API call with [***].

2.	Listing Search API call with [***].

3.	Listing Search API call with [***].

4.	Listing Concise API with [***].

5.	Listing Details API call for MLS [***].

6.	Listing Search API call with [***].

7.	Listing Search API call with [***].

Listing Search API call with [***].

Aggregate Response Time

The Aggregate Response Time for each service above, from each Yahoo! data center performing that Query type, shall not exceed the Internal Zillow Response Time plus a mutually agreed upon worst case acceptable delay due to network latency in the USA (the “Critical Threshold”). The parties agree that they will work together in good faith to establish appropriate Aggregate Response Times for additional countries and/or regions not listed in the preceding are added to the term. Both parties will continually monitor the Aggregate Response Time between each Yahoo! data center requesting queries and the appropriate Zillow data center which is responding to those queries, and in the event that Aggregate Response Time exceeds the above numbers, the parties will consider it a Severe Problem.

Site monitoring

Zillow will monitor the performance of its obligations under the Agreement using automated tools/utilities developed and/or configured by Zillow, or contracted with external third parties, to validate the Availability and Query Response Times. If Zillow detects fault, it will respond as specified in this SLA agreement. Zillow will share the results of any such monitoring and tests with Yahoo! on a daily basis. The level of detail and thoroughness of the site monitoring (and the reporting of the monitored data) shall be sufficient for both parties to ensure that the SLAs are being met.

Maintenance Requirements

Zillow will use commercially reasonable efforts to notify Yahoo! [***] before any Scheduled Maintenance is performed on its systems if (a) the maintenance is reasonably expected to cause any service degradation or service availability problem for Yahoo!, or (b) if the proposed maintenance would occur during a Yahoo! change-embargo period (such list of embargo periods to be provided in writing to Zillow by Yahoo!), in which case Yahoo! Must agree to the maintenance and to the timing of said maintenance. Scheduled Maintenance should not impact the overall availability specified above in any calendar month without prior written agreement from Yahoo!.

Reporting

Zillow will provide [***] to Yahoo! in a mutually agreed upon format as measured by Zillow’s Internal Monitoring Tool. These Zillow reports will be verified against the reports generated by Gomez Inc. agents or any other mutually agreed means of third party verification. In the event that there are material discrepancies between the numbers calculated by either of the parties and the other party, then the parties agree to use commercially reasonable efforts to work together to determine the reason for the discrepancies and to correct for such

[***] Certain information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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discrepancies going forward.

Image Serving

Yahoo! reserves the right to manage and host the Zillow images if Zillow’s image serving response times are unsatisfactory as determined by Yahoo!. Zillow agrees to assist Yahoo! in its efforts to setup and manage such an image serving solution as designed by Yahoo!

Business Continuity Planning

Zillow shall have a Business Continuity Plan (BCP) in place by Launch Date with respect to the services provided to Yahoo! under the Agreement. An integral part of the BCP is a High Availability (HA) requirement for all systems that provide Real Estate Listing Services. Zillow acknowledges and agrees to provide architecture diagram (with data flow) and detailed documentation of the failover procedure that shall be reviewed by Yahoo BCP team. The failover procedure shall include the time it takes for failover, DNS-TTL procedure for scheduled downtime, and detailed monitoring of Zillow API servers.

Sole and exclusive Remedy

Yahoo’s sole and exclusive remedy for Zillow’s breach of this Exhibit A shall be Sections 10 (Term and Termination) and 9 (Indemnification) of this Agreement.

[***] Certain information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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Failover Requirements

The APIs should be able to recover from an outage or failure ranging from equipment failure, network failure, or total loss of a data center. This requires APIs to be hosted in at least two geographically different datacenters. Both set of servers should be operational (hot-hot) and the users of the API should be switched-over to the other datacenter in a transparent manner in case of datacenter failure.

[***] Certain information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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Reviewers

Name	Title/Role

[***] Certain information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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EXHIBIT B

Zillow Activity Data

Yahoo agrees to allow Zillow to collect the user activity that occurs on YRE listed in Table 1 under “Measure,” (referred to as “Activity Data” in this Agreement). Such Activity Data will be captured via the API. [***]

Table 1

[***]

[***] Certain information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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EXHIBIT C

MINIMUM DISPLAY AD TERMS

1. License Grant. Subject to the terms and conditions of the Agreement, Advertiser grants to Zillow and Yahoo a limited, non-exclusive and non-transferable license (without the right to sublicense) to use, reproduce and display the creative or content (Creative”) contained in the advertisements provided by Advertiser and the Advertiser’s name, logo, trademarks or service marks “collectively, “Trademarks”) solely as necessary to perform the obligations set forth in this Agreement.

2. Right to Reject Advertising. Advertiser agrees that Yahoo! may reject a creative for any reasonable basis. Without limiting Yahoo!’s rights under the preceding sentence, it is agreed that Yahoo! may reject or remove any Display Ad provided by Publisher (a) that it reasonably determines fails to meet all or any requirements in this Agreement or any policies of Yahoo!, (b) if Yahoo receives one or more regulatory inquiries with respect to such advertisement or it determines such advertisement may expose Yahoo! to liability under applicable law or regulation, (c) that is inconsistent with Yahoo!’s public image, goodwill, or reputation; or (d) that promotes a Yahoo! Named Company. “Yahoo! Named Companies” means About.com, Amazon.com, AmericanGreetings.com, AOL Time Warner (including, without limitation, AOL, CNN, ICQ, Mapquest, Moviephone, Netscape), CBS Network (including, without limitation, CBS Marketwatch, CBS Sportsline), Bluemountainarts.com, CNet, eBay, Earthlink, Fox Network, Google, Hollywood.com, Homestead.com, Hotwire.com, Disney Internet Group (including, without limitation, ABC Network, ESPN, Go.com Network), Infospace, InterActiveCorp (including, without limitation, Ask.com, Citysearch.com, Evite.com, Expedia.com, Match.com, Ticketmaster.com), Intuit (including, without limitation, Quicken.com, MyTurbotax.com), Iwon.com, LookSmart, Microsoft Corporation (including, without limitation, MSN), Monster.com, MSNBC, MTV Networks, NBC Network (including, without limitation, NBCi.com), News Corporation, Northern Light, Ofoto.com, Priceline.com, Real Networks, Teoma, Terra Lycos, Ticketmaster, Webshots.com, and any of their Affiliates, as well as other companies with businesses substantially similar to all or a portion of Yahoo!’s business.

3. Indemnification. Advertiser at its own expense, will indemnify, defend and hold harmless Yahoo!, its Affiliates, and Yahoo!’s and its Affiliates’ employees, officers, directors, representatives and agents and the respective successors and assigns of each of the foregoing (“Yahoo! Indemnified Parties”), from and against any loss, liability, judgment, penalty, damage or expense (including reasonable expenses of investigation and reasonable attorneys’ fees and costs) incurred or suffered by any Yahoo! Indemnified Party resulting from, arising out of, or in connection with or otherwise with respect to any third-party claim, suit, action, or other proceeding brought against any Yahoo! Indemnified Party based on, arising from or relating to (a) claims that a Display Ad distributed by Advertiser on the Yahoo! Properties (i) infringes any Intellectual Property Rights in the License Territory of any Person, (ii) breaches any duty toward, or rights of, any Person, including rights of publicity and/or privacy, or (iii) is false, deceptive, misleading, unethical, defamatory, libelous, or threatening; or (b) claims that any Trademark infringes any Trademark of any person or entity.

4. NO CONSEQUENTIAL DAMAGES. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, YAHOO WILL NOT BE LIABLE FOR ANY

[***] Certain information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES (INCLUDING FOR THE INDIRECT LOSS OF PROFIT, REVENUE OR CONTENT) ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, HOWEVER CAUSED, AND UNDER WHATEVER CAUSE OF ACTION OR THEORY OF LIABILITY BROUGHT (INCLUDING UNDER ANY CONTRACT, NEGLIGENCE OR OTHER TORT THEORY OF LIABILITY) EVEN IF YAHOO HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

5. LIMITATION OF LIABILITY. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, YAHOOS AGGREGATE LIABILITY TO ANY PARTY UNDER THIS AGREEMENT WILL BE LIMITED TO $1,000,000.

6. EXCEPTIONS. THE EXCLUSIONS AND LIMITATIONS OF LIABILITY CONTAINED IN THIS AGREEMENT WILL NOT APPLY TO: (I) A PARTY’S BREACH OF ITS CONFIDENTIALITY OBLIGATIONS; AND (II) A PARTY’S DEFENSE OR INDEMNIFICATION OBLIGATIONS UNDER THIS AGREEMENT, RESPECTIVELY, OR ANY AMOUNTS PAID OR PAYABLE IN CONNECTION THEREWITH.

7. Makegoods. If APT fails to deliver, in a specific month, the minimum guaranteed number of Impressions of Display Ads committed to an Advertiser for such month or the impressions are delivered in the wrong location, then Advertiser’s sole and exclusive remedy is limited, at Publisher’s election, to (i) cancellation of the order for any undelivered Impressions or (ii) requiring Yahoo!’s delivery of the Impressions at a later time.

[***] Certain information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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EXHIBIT D

Brand Features/Attribution

Yahoo Brand Features:

Subject to the Yahoo Brand Guidelines, attached as Exhibit E, “Yahoo” and the following Yahoo and YRI logos:

http://realestate.yahoo.com/

Zillow Brand Features:

Subject to the Zillow Brand Guidelines, attached as Exhibit F, “Zillow Real Estate” and the following logos:

[***] Certain information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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EXHIBIT E

YAHOO BRAND FEATURES GUIDELINES

1.	General. All Yahoo! trademarks, logos, service marks, trade dress, slogans, copyrighted designs or other brand features (collectively “Brand Features”) will be used only as explicitly licensed by Yahoo!, and only under the terms and conditions and for the purposes described in such License. The other party to the License granted by Yahoo! is referred to as the “Licensee”. To the extent they may differ with the general terms below, the specific terms of the License govern all use of the Brand Features by the Licensee.

2.	Approval. All specific uses of any Yahoo! Brand Features must be approved in advance by Yahoo! Brand Marketing. You may request approval by completing the Request for Approval Form attached as an Exhibit to the License and/or which may be found at http://docs.yahoo.com/info/permissions/permissions.html, and forwarding it to Permissions Agent at fax no. (408) 349-5310 or c/o Yahoo! Inc., 701 First Avenue, Sunnyvale, CA 94089. You must also include complete samples of each proposed use. Yahoo!’s brand marketing department will typically review the request and respond within ten (10) business days, but is under no obligation to respond. You may not use Brand Features unless and until Yahoo! has granted its specific approval and any and all conditions of such approval have been fulfilled by the Licensee.

3.	Appearance of Logos. The Licensee will ensure that the presentation of the Yahoo! Brand Features will be consistent with Yahoo!’s own use of the Yahoo! Brand Features in comparable media. From time to time during the term of the License, Yahoo! may provide to Licensee written guidelines as to the size, typeface, colors, and other graphic characteristics of the Yahoo! Brand Features, which upon delivery to the Licensee shall be deemed to be incorporated into the License and into these Guidelines.

4.	Notices. All trademarks and service marks included in the Yahoo! Brand Features will be designated with “SM”, “TM” or “®”, in the manner directed by Yahoo!.

5.	Restrictions upon Use. The Yahoo! Brand Features will not be presented or used: a) in a manner that suggests that editorial content has been authored by, or represents the views or opinions of, Yahoo! or any Yahoo! personnel or affiliate; b) in a manner that is misleading, defamatory, libelous, obscene, infringing or otherwise objectionable; c) in connection with any material that infringes the trademark, copyright or any other rights of any third party; d) as part of a name of a product or service of a company other than Yahoo!; or e) in a manner that infringes, derogates, dilutes, or impairs the rights of Yahoo! in the Brand Features. Yahoo! shall have complete discretion to evaluate Licensee’s use and to decide whether that use violates any of the foregoing restrictions.

6.	Use for Yahoo!’s Benefit. Any use of the Yahoo! Brand Features shall inure to the benefit of Yahoo! By using the Brand Features pursuant to Yahoo!’s approval, Licensee acknowledges Yahoo!’s ownership of all Brand Features and warrants that it will not take any action which is inconsistent with Yahoo!’s ownership.

7.	Nonexclusive Remedy. The Licensee will make any changes to its use of the Yahoo! Brand Features as are requested by Yahoo! This remedy is in addition to any other legal remedies to which Yahoo! may be entitled in relation to Licensee’s use of Yahoo! Brand Features.

8.	Revisions & Further Info. These Guidelines may be modified at any time by Yahoo! upon written notice to the Licensee.

[***] Certain information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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EXHIBIT F

ZILLOW BRAND FEATURES GUIDELINES

Zillow® Logo and Trademark Usage Guidelines

Primary Usage

Use the Zillow.com two-color logo on white or light backgrounds only. Use the logo with tagline where possible, when space allows. If the logo is so small that the tagline becomes illegible, use the logo without tagline.

Secondary Usage

Use the Zillow.com one-color logo in black when full-color is not an option, or against brightly colored backgrounds. For darker backgrounds, use the one-color logo in white.

Vertical Usage

Use these logo versions to optimize the logo size in a space that is more vertical than horizontal. For example:

Color

[***] Certain information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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Do not use colors other than the corporate colors for any part of the logo or its elements, except in one-color applications.

Do not use the 2-color logo on dark or bright-colored backgrounds. Instead, use the one-color white logo or the 2-color logo on the white rectangular background.

If the background is lightly-colored (with a gray value of no more than 20%), the standard 2-color logo can be used.

Space and Size

Keep 1/2 of the width of the house for space between the logo and other text or graphical elements. This ensures clarity of communication and keeps the mark from being lost or crowded. If using the logo near the edge of a page, maintain at least the width of the house for space between the logo and

[***] Certain information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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the edge. The space between the right tip of the house’s roof should be spaced a distance of 1/6th the width of the house from the left edge of the wordmark. Never overlap the house and wordmark. Do not size the logo so small that the tagline is unreadable. If a small logo is required, use a version without the tagline.

Logo Elements Do not change the shape, size, proportion or font of any of the logo elements (house, wordmark, or tagline). Do not cut off or crop out any part of the logo.

In general, do not separate the logo elements. The house, tagline or wordmark should not be used as separate graphical elements in isolation.

Never put the wordmark in front of the house.

Do not replace the wordmark with any other phrase.

Zillow Sub-brands

Zillow sub-brands, such as Zillow EZ Ads and Zillow Blog, use the following logo style:

The sub-brands should not appear with the Zillow.com house icon.

Trademark Usage

You may use Zillow trademarks to refer to our products and services, so long as the references are truthful, fair and not misleading. Use the appropriate trademark symbol and acknowledgement of Zillow’s ownership of the marks (e.g., Zestimate® is a trademark of Zillow, Inc.). Use the trademark as an adjective, not as a noun or verb, and never in the plural or possessive form. Use a generic term after the mark as follows:

Zillow.com® real estate service

Zillow® real estate service

Zestimate® value

Zindex® home value index

Make Me Move® price

[***] Certain information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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Virtual Sold Sign® program

[***] Certain information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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EXHIBIT G

SECURITY PROVISIONS

INFORMATION SECURITY AGREEMENT

This Information Security Agreement (“Security Agreement”) is entered into and is effective as of              (“Effective Date”) by and between Yahoo! Inc., a Delaware corporation with offices at 701 First Avenue, Sunnyvale, CA 94089 (“Yahoo”), and Zillow Inc., a Washington corporation with its principal place of business at 999 Third Avenue, Suite 4600, Seattle WA 98104 (“Partner”) (Also individually known as “Party” or collectively as “Parties”).

WHEREAS, Partner and Yahoo are parties to that certain Service and Promotion Agreement entered into contemporaneously with this Security Agreement (the “Business Agreement”); and

WHEREAS, Protecting the security of information made available and/or collected and otherwise stored by The System (as defined below) pursuant to the Business Agreement is a principal condition of Yahoo’s business relationship with Partner, without which Yahoo would not have entered into the Business Agreement;

NOW THEREFORE, for good and valuable consideration, Partner and Yahoo agree as follows:

1. Definitions

Defined terms in the Business Agreement are fully incorporated herein by reference; however, notwithstanding the foregoing, for purposes of construing this Security Agreement only, and without modifying the Business Agreement, terms expressly defined herein supersede those set forth in the Business Agreement to the extent of a conflict. Without limiting the foregoing, where terms are not defined in this Security Agreement but are defined in the Business Agreement, those definitions apply to this Security Agreement.

Contaminant: Any instrument that is suspected or known by either Party to modify, damage, destroy, record, misuse, distribute, or transmit information to, from, or within The System without intention or permission of the Parties. Contaminant includes, but is not limited to, viruses or worms that may be self-replicating or self-propagating and may be designed to (a) contaminate other components of The System, (b) consume resources, (c) modify, destroy, record, or transmit data, or (d) in some other fashion alter the operation of The System.

Permitted Use: The following specific use(s) of User Data (as defined in the Business Agreement) or aggregated and anonymous data related thereto that Partner is hereby authorized to perform (and such ancillary activities as are strictly and necessarily related to such use(s)), and no other use are, including without limitation, (a) for User Data, providing User Data to listings providers or advertisers and engaging in related communications with User(s) in furtherance of activities contemplated by the Business Agreement; and (b) for aggregated and anonymous data related thereto, collection of aggregated and anonymous Real Estate Ad Product-related data for reporting to advertisers, and marketing lead count, impression count and click count data in a geographic region to potential advertisers (only in a manner where Yahoo data will be combined with Zillow data), analytics optimization of the Yahoo site experience, and contact optimization on the Yahoo Properties (e.g., Leaderboard optimizations), and detection and scrubbing of fraudulent pageviews and clicks and Leads on listings pages, and, (c) for all data described herein, any other activities the Parties may expressly agree upon under the Business Agreement specifically in Section 11.4

Security Issue: (i) Any known or suspected condition in or affecting The System that could compromise the security, confidentiality, or integrity of Yahoo Data or The System or impair Yahoo’s ability to meet legal obligations; or (ii) Any unauthorized disclosure or unauthorized use of Yahoo Data in the possession or under the control or direction of Partner.

Security Review: Examination of The System or information related to the security of The System requiring the assistance of or coordination with Partner that can identify and/or diagnose, or are intended to identify and/or diagnose, Security Issues.

Security Testing: Examination of The System, directly or indirectly through interfaces to which Yahoo, its agents, and/or Yahoo Affiliates have access without the need for Partner coordination, by manual interaction with or automated test cases that can identify and/or diagnose, or are intended to identify and/or diagnose, Security Issues.

[***] Certain information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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The System: Any and all components owned, operated, or provided by Partner or on behalf of Partner, that are involved in receiving, delivering or storing data required to perform Partner’s obligations under the Business Agreement, including, but not limited to, the applicable networks, databases, software, computer systems, backups, devices, processes, documentation, data, and physical premises.

Yahoo Affiliate: Any partnership, limited liability company, corporation, or other entity that, directly or indirectly though one or more intermediaries, controls, is controlled by, or is under common control with Yahoo or in which Yahoo! owns an ownership interest of twenty percent (20%) or more.

Yahoo Data: For the purposes of this Security Agreement, Yahoo Data means User Data owned by Yahoo as defined in the Business Agreement, including any personally identifying information (Personal Data) included in such User Data, and any copies, reproductions, duplications, and onsite or offsite backups thereof, whether in whole or in part.

Yahoo ID: A user-specific identifier issued or authorized by Yahoo which, when combined with a password, provides credentialed access to Yahoo or Yahoo Affiliate services.

Partner ID: A user specific identifier provided to the Partner by Yahoo for the purpose of identifying a user.

2. The System Security.

A. Operational Requirements:

i. Partner will ensure that The System, excluding physical premises, is at all times securely configured, including, but not limited to, (a) disabling all unnecessary services or features, and (b) closing all known and all published security deficiencies therein, including updates and subsequently identified publications thereof.

ii. Partner will apply all applicable security patches for The System as soon as possible after any such patch become available, but in no event more than thirty (30) calendar days after the release of any such patches, with the exception that such thirty (30) day timeline will not apply to low risk patches (as reasonably identified by Partner), which shall be applied as soon as is commercially reasonable.

iii. Partner will continuously maintain industry-standard firewall protection for The System. Partner will test its perimeter router and firewall devices no less than quarterly for unsafe configurations and vulnerabilities. Unless an alternate method is mutually agreed upon by Yahoo and Partner, in a signed written agreement, tests shall be conducted in a manner consistent with the PCI DSS Security Scanning Procedures, provided however, Partner may perform the tests in lieu of using a third party.

iv. Partner will make commercially reasonable efforts to ensure that The System components are free of known or suspected Contaminants. Such efforts will include, but are not limited to, running anti-virus software on all Windows systems, updating signatures no less than daily, conducting at least biweekly Contaminant sweeps of The System and purging all Contaminants found. Partner will use commercially reasonable efforts to not transmit or distribute Contaminants. Any transmission or distribution of Contaminants is a Security Issue.

B. Design Requirements:

i. Throughout the term of this Security Agreement, Partner will ensure that The System is not and remains not vulnerable to any issue listed in OWASP Top Ten, found at: http://www.owasp.org, as updated from time to time. If the OWASP Top Ten ceases to exist or becomes obsolete, Yahoo may designate a successor or replacement list thereafter, and Partner will use that list in place of the OWASP Top Ten in performing Partner’s obligations under this section.

ii. Partner will ensure that warnings are not generated by The System on A-grade browsers according to Yahoo’s Graded Browser Support (currently found here and incorporated by reference: http://developer.yahoo.com/yui/articles/gbs/), as such list and associated URL may be

[***] Certain information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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independently updated by Yahoo from time to time.

iii. Encryption:

a. Where data must be encrypted under the terms of this Security Agreement, the Business Agreement, or applicable law, Partner will sign and encrypt using a Yahoo-approved algorithm.

1. The following algorithms are pre-approved by Yahoo:

a) 3DES

b) AES

c) RSA-1024bit+

d) HMAC-SHA-1

e) The MD5-based signature scheme used for Yahoo APIs as described on http://developer.yahoo.com, as such scheme may be independently updated by Yahoo from time to time

2. Other algorithms must be specifically approved by Yahoo’s security team in writing prior to use and will be subject to any limitations prescribed by Yahoo in its approval.

b. Partner will store and distribute cryptographic keys, shared secrets, and passwords (collectively “Secrets”) in encrypted form. Secrets used by automated processes may only be stored in an unencrypted file when the file:

1. can only be accessed by the automated process;

2. cannot be accessed by the automated process after initialization;

3. is only available to servers running the automated process;

4. is not backed up in unencrypted form; and

5. is not stored on a shared file system.

c. Components of The System that verify a password must only store a salted, cryptographically secure hash of the password for verification.

C. Access Control:

i. Partner will permit access to The System only to authorized persons on a need-to-know-basis.

ii. The System, excluding physical premises, must at all times be protected by an authentication system that complies with the following requirements: (i) passwords must be reasonably complex; (ii) use of privileged accounts must be minimized; (iii) authentication credentials must not be shared; (iv) authentication credentials must be kept confidential; (v) individuals must authenticate using their own account and not a shared account (vi) when an authorized individual no longer needs access to The System, Partner will ensure his or her authentication credentials and access to The System are terminated immediately; and (vii) authorized individuals must log out of The System at the end of each work day.

iii. Partner must at all times protect physical premises of The System using physical security methods commensurate with the type of data being handled. At a minimum, such methods must include (i) visitor sign-ins, (ii) standard keyed or card keyed locks, (iii) limited access to server rooms and archival backup storage, and (iv) burglar/intrusion alarm systems.

[***] Certain information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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D. Logging. Partner will log, including time and date, all attempted accesses to its servers involved in performing obligations to or for Yahoo or otherwise conducted pursuant to this Security Agreement and the Business Agreement, and the result of such attempts, successful or unsuccessful. In order to enable a complete audit trail of activities, Partner must log, including time and date, all commands that require additional privileges, including all failed attempts to execute privileged commands. Partner must protect the logs from tampering. Partner will retain all such log entries for at least six months.

3. Security Issue Management, Incident Handling, and Security Review

A. Notification Contact.

Each Party has designated Notification Contacts as set forth below. Notifications pursuant to this Security Agreement will take place via a telephone call and/or email by one Party to the other’s Notification Contact. Notification Contacts will be available twenty-four hours a day, seven days a week. Notification Contact information and communication protocol is as follows:

Yahoo Notification Contacts.

Yahoo! Network Operations Contact

[***]

Partner Notification Contacts.

Zillow NOC

[***]

Each Party may update or modify its Notification Contact information by providing written notice to the other’s Notification Contact.

B. Security Contact.

Partner will provide Yahoo with access to knowledgeable personnel, who can be reached with and respond to security questions or security concerns (“Security Contact”). Security Contact must have a deep, current knowledge about the architecture and operation of The System. Partner Security Contact will be available twenty-four hours a day, seven days a week by telephone and email, or through Partner’s Notification Contact.

C. Security Issue Management:

i. Classification. If Yahoo believes an issue has not been properly classified as a Security Issue, Yahoo may require that Partner’s Notification Contact escalate review of the issue to an applicable Partner manager. [***]

ii. Service Level Agreement (SLA).

Partner will treat every Security Issue with high priority and commence working on each Security Issue immediately with sufficient numbers of competent personnel to meet the requirements of this Security Agreement.

[***] Certain information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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In some cases, unscheduled updates, modifications to legacy code, working during non-business hours, removing Yahoo Branding, and disabling portions of The System, excluding physical premises, may be required to limit harm. Disabling portions of the System or making other revisions to address Security Issues will not constitute a breach of the Business Agreement by either Party.

iii. Monitoring. Partner will actively monitor The System and public reports for Security Issues.

iv. Actions. At a minimum, Partner will take the following steps in the event of a Security Issue:

[***]

v. Confidentiality: Unless otherwise required by applicable law, Partner will not disclose to third parties any information about Security Issues without prior written and express permission from Yahoo for each disclosure. If Partner is required to disclose pursuant to applicable law, Partner must notify Yahoo as soon possible. Partner may disclose to the following parties without obtaining such permission:

a.	Partner’s agents who are working on the issue, have a need-to-know, and have a Non-disclosure Agreement that is no less restrictive than that between Parties.

b.	Others who are similarly affected and with whom Partner has an obligation to notify. In such cases, Partner shall not disclose any information about Yahoo or Yahoo’s involvement.

[***] Certain information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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D. Rights to Review:

i. Security Testing

a. Yahoo, its agents, and/or Yahoo Affiliates, in its sole discretion, has the right at any time to perform remote Security Testing of The System, excluding physical premises. Such Security Testing does not include actions (e.g., penetration testing) that could reasonably be anticipated to cause material harm or damage to The System or materially impair its performance. Security Testing may result in the identification of Security Issues.

b. Upon Yahoo’s request, Partner will promptly white list IP addresses provided by Yahoo to allow accurate Security Testing to occur.

c. Partner will not impede Yahoo, its agents, and/or Yahoo Affiliates from performing Security Testing; provided, however, that if Partner reasonably believes the Security Testing will cause material harm or damage to The System or materially impair its performance, Partner will (a) take the minimum action necessary to prevent or mitigate such harm or damage; (b) if applicable, contact Yahoo immediately and explain the nature of the harm or damage that occurred; and (c) work with Yahoo so that Security Testing can occur without inflicting material harm or damage to The System or its performance.

ii. Security Review

Upon the conditions set forth below, Yahoo, directly or through a Yahoo Affiliate designated by Yahoo, will have the right, at its own expense, to conduct Security Reviews, and/or to have an independent third party subject to a Partner-approved confidentiality agreement conduct Security Reviews. In the case that Yahoo uses an independent third party, the third party will be selected by Yahoo subject to approval by Partner, and such approval will not be unreasonably withheld or delayed. Partner will provide sufficient access to its facilities, personnel, and records as required for the Security Review during Partner’s regular business hours, and will otherwise support and cooperate with the Security Review. Security Reviews may result in the identification of Security Issues.

a. Yahoo will have the right to conduct a Security Review: 1) prior to The System being available or in production, 2) when there is or is planned to be a material change to The System, 3) when Yahoo suspects there may be a Security Issue in The System, 4) upon termination of this Security Agreement. Notwithstanding the foregoing. Yahoo will not conduct a Security Review more than once during any consecutive twelve (12) month period unless a Security Issue has been confirmed to have occurred, in which case Yahoo may conduct a Security Review after each Security Issue has been resolved.

b. Security Reviews will be subject to the following conditions: 1) Yahoo must provide reasonable notice to Partner before such Security Reviews, which notice must be at least fourteen (14) days in advance of the proposed review; 2) Security Reviews must be conducted during regular business hours in a manner that does not interfere with normal business activities.

4. Data Handling and Restrictions on Use

A. Data Handling. Partner will ensure Yahoo Data is handled subject to each of the following guidelines, except to the extent otherwise specifically permitted by the Business Agreement:

i. Partner must not commingle Yahoo Data with Partner data or data that is proprietary to any third party partner of Partner; provided that data that is separately tagged but stored in a common database will not be considered to be commingled hereunder.

ii. Prior to first handling Yahoo Data, Partner must resolve all identified Security Issues with The System, unless otherwise

[***] Certain information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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expressly specified by Yahoo in writing.

iii. Partner must not store or prompt for Yahoo ID and password pairs.

iv. Partner must always use Partner ID as the identifier when storing and retrieving user specific data made available by Yahoo.

v. After the termination of the Business Agreement, Partner must return or securely destroy Yahoo Data, unless otherwise expressly permitted by Yahoo in writing. Prior to destroying Yahoo Data, Partner must give Yahoo advance written notification specifying the means of destruction, and such method must be approved by Yahoo in writing. For the avoidance of doubt, this paragraph does not apply to aggregated and anonymous data collected as part of the Permitted Use.

vi. Partner must not transmit or store in unencrypted form payment instruments, banking information, authentication credentials, or government issued identifiers.

B. Restrictions on Use. Partner represents, warrants, and covenants to use Yahoo Data solely for the Permitted Use specified in Section 1. Except as otherwise permitted in the Business Agreement, Partner specifically warrants that it shall not do any of the following without obtaining prior written authorization from Yahoo:

i. Disclose Yahoo Data in any manner for any purpose to any third party;

ii. Sell, resell, rent, lease or license personal data in any manner for any purpose; or

iii. Export or use Personal Data outside of the United States.

The foregoing restrictions do not extend to Partner’s use of any information that Partner can demonstrate was in Partner’s possession or under its control prior to the effective date of the Business Agreement or obtained by Partner independent of the Business Agreement or this Security Agreement.

5. Personnel

A. Confidentiality Agreements; Use of Contractors and Subcontractors. All those who perform services related to Partner’s obligations to Yahoo on behalf of Partner and who have access to Yahoo Confidential Information (as defined in the Business Agreement) will be bound by confidentiality agreements or obligations that provide provisions substantially similar to those confidentiality obligations of Partner set forth in the Business Agreement or any applicable non-disclosure agreement between the Parties. Partner will not enter into any agreement with a contractor or subcontractor that would prevent Yahoo or Partner from conducting the Security Reviews as set forth in Section (3)(D)(ii) of this Security Agreement. Partner will contractually require those who perform services related to Partner’s obligations to Yahoo on behalf of Partner to comply with all the terms and conditions of this Security Agreement as if they were the Partner.

B. Suitable Personnel. Partner will only involve personnel that are competent to perform Partner’s obligation to Yahoo. Partner will use the results of competently performed and reasonably inclusive background checks, along with any other pertinent information, in making this determination.

C. Education and Awareness. Partner must provide reasonably frequent training and awareness in information security, in the protection of information resources, and in the requirements of this Agreement to its employees, agents, and contractors who access or use Yahoo Data. Such training and awareness will be mandatory for all personnel involved in performing Partner’s obligations to Yahoo and will include, but is not limited to, identifying social engineering attempts, and good security practices.

6. Injunctive Relief. The Parties agree that breach of this Security Agreement will cause Yahoo irreparable harm and that Yahoo is therefore entitled to injunctive relief to enforce its provisions, without the requirement of posting a bond therefore, in addition to such other legal and equitable relief as to which Yahoo may also be entitled.

7. Term and Termination. This Security Agreement remains in force after the termination, in whole or in part, of the Business

[***] Certain information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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Agreement so long as Partner retains or has access to Yahoo Data. The preceding does not constitute authorization to retain or access data that was covered by this Security Agreement that was not authorized by the Business Agreement.

8. Intentionally Deleted.

9. Representations and Warranties. Partner represents, warrants, and covenants: (a) that it, and the signatory who executes this agreement on Partner’s behalf, has the power and the right to enter into this Security Agreement on Partner’s behalf, that Partner has the power and the right to grant all rights conveyed hereby, and to perform its obligations under this Security Agreement without breach of any agreements with third parties to which Partner is a party or by which it is otherwise bound; (b) Partner has not entered into, and will not enter into during the Term, any other contracts which materially interfere with Partner’s performance of its obligations under this Security Agreement or which frustrate the purposes of this Security Agreement; (c) Partner has not assigned, delegated, sold, or otherwise transferred any intellectual property or other rights required to perform its obligations under this Security Agreement and will not do so during the Term, except as expressly provided herein; and (d) in the performance of its obligations and in satisfaction of any deliverables to Yahoo solely under the provisions of this Security Agreement, Partner will comply with all applicable laws, licenses, regulations and rules of any governmental agency.

10. Indemnification. Without limitation of any indemnity in the Business Agreement, Partner must, at its own expense and subject to all conditions and procedural terms regarding indemnity that are set forth in the Business Agreement (e.g., and without limitation, Yahoo’s obligation to give prompt notice of any claims and provide reasonable cooperation in its defense and/or settlement), indemnify, defend and hold harmless Yahoo and Yahoo Affiliates, and their officers, directors, employees, representatives, licensees, and agents from and against and in respect of (a) any and all third party claims, liabilities, allegations, suits, actions, investigations, judgments, deficiencies, settlements, inquiries, demands or other proceedings of whatever nature or kind, whether formal or informal, brought against Yahoo or Yahoo Affiliates, or their officers, directors, employees, representatives, licensees, or agents, and (b) in respect of any and all resulting damages, liabilities, losses, claims, costs, charges, fees and expenses, including without limitation, reasonable legal fees and expenses, as and when incurred that (for either (a) or (b) directly result from a material breach by Partner of any terms or conditions in this Security Agreement.

11. Limitation of Liability. Except for Partner’s indemnification obligations in Section 10, or Yahoo’s breach of the limitations on its Security Testing under this Security Agreement, under no circumstances will Partner or Yahoo be liable to each other under this Security Agreement for direct, indirect, incidental, consequential, special or exemplary damages arising from or in connection with a breach of this Security Agreement, even if that party has been advised of the possibility of such damages, such as, but not limited to, loss of revenue or anticipated profits or lost business. Except for Partner’s indemnification obligations in Section 10, in no event will Yahoo’s or Partner’s total liability under this Security Agreement and/or the Business Agreement exceed $1,000,000.00. The parties agree that the foregoing represents a fair allocation of risk hereunder.

12. Statement of Compliance. Upon request by Yahoo, but no more than once in any twelve (12) consecutive month period, Partner’s Director of IT Operations will provide a signed written statement on Partner’s compliance with this Security Agreement to Yahoo!.

13.	Miscellaneous.

A. Severability: If any provision or part of a provision in this Security Agreement is held to be illegal, invalid, or unenforceable by a court or other decision making authority of competent jurisdiction, then that provision will be enforced to the maximum extent permissible so as to effect the intention of the Parties, and the validity and enforceability of all other provisions in this Security Agreement will not be affected or impaired.

B. No General Waiver: Waiver of any one default will not waive subsequent defaults of the same or different kind, and no failure or delay of either Party to exercise or enforce any of its rights under this Security Agreement will act as a waiver of those rights.

C. Amendments: This Security Agreement may be amended only by a written agreement signed by authorized representatives of both Parties.

[***] Certain information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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D. Counterparts: This Security Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. Execution and delivery of this Security Agreement may be evidenced by facsimile; however, the Parties will deliver original execution copies of this Security Agreement to one another as soon as practicable following execution.

E. Interpretation of this Security Agreement: The Parties desire that this Security Agreement be construed fairly, according to their terms, in plain English, without constructive presumptions against the drafting Party, and without reference to the section headings, which are for reference only. References to the singular include the plural and vice versa. Governing law and venue, notices, assignment, and relationship of the Parties will be as set forth in the Business Agreement.

F. Entire Agreement: This Security Agreement, the Business Agreement, and any non-disclosure agreement, with respect to its subject matter and exempting any non-contrary provisions of the non-disclosure agreement and this Security Agreement constitute the full agreement between Partner and Yahoo as to their subject matter and supersede any prior or contemporaneous agreements on such subject matter.

WHEREFORE, in consideration of the foregoing terms and conditions, the undersigned representatives of the Parties cause this Security Agreement to be executed as of the Effective Date.

YAHOO! INC.	[Partner Name]

Name	Name

Signature	Signature

Title	Title

[***] Certain information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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Exhibit H

Real Estate Ad Product Descriptions and Related Terms

The Real Estate Ad Products include:

1.	Showcase ads are zip code targeted ads which advertisers can customize by uploading a single image and customized text (which can include links within or outside of YRE phone numbers and email addresses). The content of the ad unit is at the advertisers’ discretion assuming compliance with Zillow’s then current advertising policies. Ads are currently sold in slots of 25% share of voice though this selling unit may change from time to time. The units will be static units of approximately 300 pixels by 100 pixels.

2.	Featured Listings: Featured Listings are search results which prioritize the order of certain Properties within the result set to be shown on Search Result Pages. All Properties must match the user’s search criteria in order to appear in the result set, and once featured are sorted to the top of the result set. Included in the Featured Listing package is an optimized contact module on all property detail pages. Featured Listings are sold through many Zillow sales channels and are subject to Section 5.1 of this Agreement. Featured Listings on a Search Results Page must include the following properties: the word “Featured”, and a logo (if available) no larger than 90 pixels x 30 pixels.

3.	Agent power lists: will appear on Search Result Pages and property detail pages. The powerlists which appear on property detail pages are a list of four real estate agents (two of whom are premier agents and one who is the listing agent when the listing agent has activated their profile and a fourth who in the area and selected by Zillow). The power list which runs on the search result page currently includes 3 real estate agents, two of whom may be premier agents and one who is a top local agent. Attached to the powerlists is a lead capture form and links to the agent profile. For clarity the details of the list including the number of agents, the position of the agents, the information captured in the attached lead capture form, the specific content in the list and which geography the list runs in will change from time to time to optimize the volume of Leads which are produced.

Information on Zillow Selling Packages

Premier agent program: Is the selling package which Zillow uses to market the Real Estate Ad Products to customers. The package currently includes Showcase ads, agent power lists and Featured Listings (including pro directory Featured Listings) (for all customers who meet a minimum monthly spend).

MATCH: is the selling package which Zillow uses to market the Real Estate Ad Products to brokerage firms. The package includes Featured Listings on the Search Result Page and Zillow.com home page. For clarity, Yahoo shall also be under no obligation to put Featured Listings on its YRE home page.

Yahoo will present Real Estate Ad Products on YRE and in any other location authorized by this Agreement in a manner that uses without material modification to the data and content provided by Zillow for each individual unit of a Real Estate Ad Product (as further described above), except as expressly authorized by this Agreement with respect to Teaser Content.

[***] Certain information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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The Real Estate Ad Products specifications and functionality may change from time to time, provided that Zillow will provide Yahoo with 90 days notice of any such changes, and the Parties’ mutual agreement will be required, and will not be unreasonably withheld, with respect to any related changes to applicable APIs (as further described in Section 2.3).

[***] Certain information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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EXHIBIT I

Launch Related Milestones

Subject to Section 2.7 of the Agreement, the following development and integration Milestones are agreed upon.

Milestone	Timeline From Effective Date	Deliverable owner
[***]

[***] Certain information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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EXHIBIT J

APT FROM YAHOO!® SERVICE AGREEMENT

Zillow, Inc., a              corporation (“You” or “Zillow”) and Yahoo! Inc. (“Yahoo!”) hereby enter into this APT From Yahoo! Service Agreement (this “Agreement”) effective on the date when signed by the last party (“Effective Date”) in conjunction with the Display Ad Sales Agreement entered between Yahoo! and You and signed concurrently herewith (the “Display Ad Sales Agreement”). The parties agree to be bound by this Cover Page, the attached Terms and Conditions and the policies either posted by Yahoo! for all participants on APT and/or otherwise made available to You (“APT Policies”), as updated from time to time (collectively, the “APT Service Agreement” or the “Agreement”). In the event of a conflict between the terms of this Cover Page, the attached Terms and Conditions and the APT Policies, the order of precedence shall be as follows: (1) the attached Terms and Conditions; (2) this Cover Page; (3) the APT Policies attached as Appendix I to this Agreement. Except as specifically provided in the Display Ad Sales Agreement or this Agreement, in the event of a conflict between the terms of this Agreement and the terms of the Display Ad Sales Agreement, priority shall be given to the conflicting terms of this Agreement.

CONTACT INFORMATION:

Your Company:	Zillow, Inc.	Primary Contact:
Address:		Phone:
Address 2:		Email:
Address 3:		Fax:
Billing Contact:
Website(s):	Online media inventory You own, control (including the right and ability to place advertising on such inventory and to authorize others to do so), manage or, if You are an Ad Network, have the contractual right to place advertising on.	Phone: Email:

FEES:
Custom Arrangements - Monthly Service Fees	Monthly Service Fee: $0 Minimum Monthly Service Fee: $0

Custom Arrangements – Other	Notwithstanding anything to the contrary in this Agreement, the rights granted to you under this Agreement are specifically limited in scope as set forth in Section 1.2(a) of the Display Ad Sales Agreement. Notwithstanding anything to the contrary contained in this Agreement, You will not be permitted to buy or sell (or otherwise transact business through the Service with respect to) any online media inventory that is not Yahoo! Available Inventory as defined in the Display Ad Sales Agreement (i.e., You may not to use the Service to “link” to any party other than Yahoo!) unless and until the parties have executed an amendment to this Agreement with mutually agreed terms, including, without limitation, with respect to fees for impressions on such inventory.

The undersigned, duly authorized representatives of their respective companies who are empowered to enter into this binding agreement on their behalf, hereby execute this mutual agreement by and between those companies as of the Effective Date.

YAHOO! INC.	ZILLOW, INC.

Signature:	Signature:

Printed Name:	Printed Name:

Title:	Title:

Date Signed:	Date Signed:

[***] Certain information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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APT FROM YAHOO® SERVICE AGREEMENT

TERMS AND CONDITIONS

1. Definitions. “Ad Banner”, “Ad” or “Advertising” shall mean a promotional message (including any code embedded therein) that may consist of text, graphics, audio and/or video or any combination thereof and that is displayed on online media inventory for the purpose of publicizing an Advertiser’s products or services. “Ad Network” means an entity or person that represents or works with a group of Media Buyers and/or Media Sellers. An Ad Network may act as a Media Buyer or a Media Seller, as applicable, hereunder. “Affiliate” of a party means an entity that controls, is controlled by or is under common control with such party, where “control” means the power to direct the management and policies of such party or ownership of at least fifty percent (50%) of such party. “APT from Yahoo!®” or “APT” means the online ad serving platform and virtual marketplace where Media Buyers and Media Sellers may establish relationships with one another, and where Media Buyers may, with respect to Guaranteed Ads, purchase or, with respect to Non-Guaranteed Ads, bid on, the online media inventory of Media Sellers using Yahoo!’s proprietary platform or similar platform that may be made available to You. “Media Buyer” means any entity or person that buys online media inventory for the placement of Advertising. “Media Seller” means any entity or person that wishes to sell online media inventory on its Website(s) to Media Buyers. “Guaranteed Ads” are Ads for which a Media Buyer has paid for placement of guaranteed delivery based on duration and/or number of Impressions. “Non-Guaranteed Ads” are Ads that are displayed on a space-available basis and are not guaranteed for delivery based on duration and/or number of impressions. “Service” means Yahoo!’s proprietary service that (i) helps facilitate pricing optimization of online media inventory; and (ii) serves Ad Banners. “Impression” means each instance that a single Ad Banner is rendered for display on a web page as measured by Yahoo!.

2. Yahoo! System. Subject to the terms and conditions of this Agreement, Yahoo! grants to You the non-exclusive, non-sublicenseable and non-transferable right to access and use Yahoo!’s proprietary web-based technology (“System”), which System You can access and use only in accordance with the APT Policies or other System documentation, only via Yahoo!’s web servers by means of a unique password issued by Yahoo! (which is to be kept confidential and the use of which is subject to Your compliance with this Agreement) and only for the purposes of: (i) uploading and storing Ad Banners; (ii) selecting Ad Banners and designating the criteria for the serving of those Ad Banners onto online media inventory; (iii) receiving reports of Ad Banner Impressions and other data related to Your use of the Service related to the serving of Ad Banners by the Service; and (iv) linking to other Media Buyers and Media Sellers on APT; provided that all such access and use is expressly limited by the terms set forth under the “Custom Arrangements – Other” section of the Cover Page. You acknowledge that Yahoo! and its Affiliates are not liable for or in connection with (a) transactions executed by the System as a result of errors made in entering information into the System by or for You, for example, incorrectly entering pricing, targeting or budgeting information; or (b) linking arrangements or other agreements You enter into on or through APT. Notwithstanding anything to the contrary contained herein, the parties agree they will link to each other on the System and that for such linking each party will be bound by the terms set forth in Attachment 1.

3. Your Obligations. You are solely responsible for soliciting all Media Buyers, trafficking of Ad Banners (i.e., the number and timing of impressions desired by the Advertiser), and handling all inquiries of any type related to Your use of the Service. You will obtain all necessary rights, waivers and permissions from Media Buyers to allow Yahoo! to store and serve their Advertising onto online media inventory. To the extent You collect any information about or from end users who click or convert on the Advertising (i.e., are transferred to an Zillow owned and/or operated website or other distribution channel) , You will (i) obtain from such end users all rights, waivers, and necessary permissions required by law and (ii) conspicuously post on the respective Zillow owned and/or operated websites and distribution channels a privacy policy that complies with all applicable state and federal laws, rules, and regulations. You will not collect information from end users who simply view the Advertisements. You and Yahoo! acknowledge that neither the Display Ad Agreement nor this Agreement authorize You to use any targeting features in the System other than as set forth in the Display Ad Agreement and that any other use by You of targeting features available on the System will require an amendment to this Agreement. However, if and when You utilize any targeting features that are available in the System other than as authorized by the Display Ad Agreement, You will provide an appropriate choice mechanism (e.g., an “opt-out”) to end users and take necessary measures to ensure that such choice mechanism is properly effectuated on the System, including, but not limited to, implementing all necessary technological mechanisms to so ensure. You agree that You will not communicate to Yahoo! through the System or the Service any personally-identifiable information about any individual. You further agree that (a) You will not, directly or indirectly, introduce viruses, spyware or other malicious code into APT; and (b) You will use commercially reasonable efforts to ensure that you do not violate the APT Policies. You will not use the Services or the System in a manner that is deceptive, misleading, harmful, obscene, defamatory, unethical, or in a manner that knowingly infringes or violates any third party’s right. In connection with 3(a) above, You will promptly notify Yahoo! upon becoming aware of any such incident and reasonably cooperate with Yahoo! in addressing the same. Given the complexity of the Service and System, You will not permit Your employees or permitted contractors, as applicable, to access or use the System or Service unless they have been trained in their use, whether by You or Yahoo!. You agree that You will be responsible for any acts or omissions of any of Your employees or contractors in connection with their use of the System or Service (other than as permitted in this Agreement), and You will use commercially reasonable efforts to ensure such employees and contractors

[***] Certain information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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comply with the terms of this Agreement. If You periodically provide Yahoo! with feedback regarding Your use of the Service and System, You hereby grant to Yahoo! a perpetual, worldwide, non-exclusive, fully paid up license in and to any such feedback or suggestions for any and all purposes.

4. Yahoo!’s Obligations. Yahoo!’s obligations hereunder are to (i) provide You with access to the System, as long as You are complying with this Agreement; (ii) serve Ad Banners through the Service according to the trafficking criteria selected by You using the System; (iii) make support available during Yahoo!’s normal business hours, which, as of the Effective Date, are 9am -6pm Eastern Time Monday through Friday (except for holidays); and (iv) provide one web-based training session for up to six of Your employees, explaining the proper use of the Service and System. The cost for such training sessions is included in the Monthly Service Fee. If You require additional training or request training on Your premises, Yahoo! will provide such training to You at Yahoo!’s standard published rates for such training. For training on Your premises, You agree to reimburse Yahoo! for actual travel, food and lodging expenses. Given the complexity of the Service and System, You will not permit Your employees, agents or permitted subcontractors, as applicable, to access or use the System or Service unless they have been trained in their use, whether by You or Yahoo!. You agree that You will be responsible for any acts or omissions of any of Your agents or permitted subcontractors, and that You will ensure such agents and permitted subcontractors comply with the terms of this Agreement and are not competitors of Yahoo! or any of its Affiliates. You also agree that You will be responsible for any acts or omissions of any of Your managed advertisers (with respect to Banner Ads that You submit for display using the System) and managed publishers, if any.

5. Fees. In consideration for the use of the System and Services, You will pay Yahoo! the Revenue Sharing Percentage specified in Section 3.1 of the Display Ad Sales Agreement. Unless otherwise expressly agreed by the parties in writing, no other fees or charges will be due to Yahoo! under this Agreement.

6. Proprietary Rights and Restrictions. As between the parties, You agree that Yahoo! owns and retains all right, title and interest in and to the Service, the System, all software, databases and other aspects and technologies related to the Service and System, any enhancements, modifications or derivative works thereto, any materials made accessible to You by Yahoo! through the System, such as through the Knowledge Base, or otherwise and all intellectual property and proprietary rights in and to all of the foregoing. You will not use the System or Service except as expressly provided for in this Agreement. You will use the System only in accordance with the training provided by Yahoo!, the reference materials supplied by Yahoo!, and Yahoo!’s standard security procedures, as may be posted on the Yahoo! web site from time to time or otherwise made available to You. You will not reverse engineer, disassemble, reconstruct, decompile or copy the System or any aspect or portion thereof or alter or remove any identification, trademark, copyright or other notice from the System, neither will You authorize, permit or cause others to do so.

You hereby grant Yahoo! a limited, non-exclusive and non-transferable (except as set forth in Section 16) license (without the right to sublicense) to use, reproduce and display Your trademarks in any Advertisement submitted by You to Yahoo! for publication through the System. You retain all right, title and interest (including all intellectual property rights) in and to Your trademarks. Yahoo!’s rights in and to Your trademarks are limited solely to those rights granted expressly herein.

Each party reserves any rights not expressly granted in this Agreement and disclaims all implied licenses, including, without limitation, implied licenses to trademarks, copyrights, trade secrets and patents.

7. Data. As between the parties, You own and retain all right, title and interest in and to all data derived from Your use of the Service; provided, however, that You hereby grant Yahoo! the right to use and disclose data derived from Your use of the Service solely (i) as part of its business operations, to disclose aggregate statistics about the Service in a manner that prevents individual identification of You or Your information; (ii) to the extent necessary to (a) perform its obligations under this Agreement; (b) operate, manage, test, maintain and enhance the System; and/or (c) protect the System from what, in Yahoo!’s reasonable determination, is a threat to the Service, System and/or APT; (iii) if required by court order or law or required or requested by any governmental agency, so long as prior to such disclosure, to the extent reasonably practicable, Yahoo! provides You with sufficient notice (if permissible by law) to permit You the opportunity to seek a protective order, and in the absence of a protective order, Yahoo! discloses only that portion of Your Information that is legally required to be disclosed; and/or (iv) as otherwise expressly authorized by You. You agree that subsection 7 (ii)(a) allows Yahoo! to pass information included in Your ad call to third party partners participating in APT auctions to help enable such partners to further optimize their bids for Non-Guaranteed Ads.

8. Term. Unless terminated earlier in accordance with the termination rights set forth in this Agreement, this Agreement will expire upon termination of the Display Ad Sales Agreement (“Initial Term”); provided, however, that this Agreement will continue on a month-to-month basis in the event that You continue to use the Service following the expiration of the Initial Term (the Initial Term and any month-to-month period, collectively, the “Term”). Following the Initial Term, Yahoo! may levy additional fees or raise the fees charged to You upon thirty (30) days written notice.

9. Termination/Suspension. Either party may terminate this Agreement if the other party has materially breached this Agreement or the Display Ad Sales Agreement and the breaching party fails to cure such breach within thirty days after receipt of written notice thereof Without limiting Yahoo!’s other termination or suspension rights under this Agreement, such as under Section 5, Yahoo! reserves the right to immediately suspend Your use of the Service if, in Yahoo!’s sole determination, You are, directly or indirectly, using the Service or System in a manner that could reasonably be expected to damage or cause injury to the Service, System, APT or otherwise reflect unfavorably on the reputation of Yahoo! or any of its Affiliates (“Suspension Event”). Yahoo! will notify You in writing upon the occurrence of a Suspension Event. If within five (5) business days of such

[***] Certain information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Homes for Sale Partnership

notification, You have not eliminated or otherwise addressed the Suspension Event to Yahoo!’s satisfaction, Yahoo! reserves the right to immediately terminate this Agreement without further notice to You. Upon expiration or termination for any reason (a) Your right to use the Service and the System will immediately terminate; and (b) Sections 6, 7, 10, 12-15, and 17-18, together with this sentence and any payment obligations existing as of the effective date of such termination, will survive.

10. Indemnification. You agree to defend, indemnify and hold Yahoo!, its Affiliates and their respective officers, directors, employees and agents (each, a “Yahoo! Indemnitee”) harmless from and against any third party claims or actions and pay any finally awarded losses, damages, liabilities, costs and expenses, including reasonable attorneys’ fees, arising out of or in connection with (i) Your breach of any representations, warranties or obligations set forth in this Agreement; and (ii) Your (including Your agents’ and permitted subcontractors’) use of the Service, System or APT other than as permitted herein. Yahoo! agrees to defend, indemnify and hold You, Your Affiliates and their respective officers, directors, employees and agents of each (each, a “Network Indemnitee”) harmless from and against any third party claims or actions and pay any finally awarded losses, damages, liabilities, costs and expenses, including reasonable attorneys’ fees, arising out of or in connection with the breach of any of Yahoo!’s representations, warranties or obligations set forth in this Agreement.

The indemnification obligations in this Section 10 are contingent upon the indemnified party (a) promptly notifying the indemnifying party of the third party claim or action, provided however that the indemnifying party will not be relieved of its indemnification obligations except to the extent that failure to provide such notice materially prejudices the indemnifying party’s rights with respect to such claim; (b) reasonably cooperating with the indemnifying party in the defense and any related settlement negotiations; and (c) allowing the indemnifying party to control the defense and any related settlement negotiations. The indemnified party may, at its option and expense, participate in the defense of the claim. The indemnifying party may not settle a claim without the indemnified party’s consent, which consent will not be unreasonably withheld, conditioned or delayed.

11. WARRANTIES AND DISCLAIMER. Yahoo! represents and warrants that the System was developed by Yahoo! without infringement of a third party’s copyrights or trademarks or misappropriation of a third party’s trade secrets. You represent and warrant that You will not use the Service or the System in a way or for any purpose that infringes or misappropriates any third party’s intellectual property or personal rights and that Your trademarks do not infringe any intellectual property right of any third party. EXCEPT AS SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES ANY WARRANTIES, REPRESENTATIONS, OR COVENANTS OF ANY KIND TO ANY PERSON WITH RESPECT TO THE SERVICE, THE SYSTEM OR ANY AD BANNER OR OTHER DATA SUPPLIED THEREBY, WHETHER EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR NONINFRINGEMENT. YAHOO! DOES NOT MAKE ANY REPRESENTATIONS REGARDING THE BENEFIT YOU WILL OBTAIN FROM YOUR USE OF THE SERVICE OR SYSTEM. FURTHERMORE, YAHOO! DOES NOT REPRESENT OR WARRANT THAT THE SYSTEM OR SERVICE WILL BE ERROR-FREE, ALWAYS AVAILABLE OR OPERATE WITHOUT LOSS OR CORRUPTION OF DATA OR TECHNICAL MALFUNCTION.

12. Limitation and Exclusion of Liability. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, NO PARTY WILL BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES (INCLUDING FOR THE INDIRECT LOSS OF PROFIT, REVENUE OR CONTENT) ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, HOWEVER CAUSED, AND UNDER WHATEVER CAUSE OF ACTION OR THEORY OF LIABILITY BROUGHT (INCLUDING UNDER ANY CONTRACT, NEGLIGENCE OR OTHER TORT THEORY OF LIABILITY) EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY’S AGGREGATE LIABILITY TO THE OTHER PARTY, FOR ANY DAMAGES UNDER THIS AGREEMENT AND THE DISPLAY AD AGREEMENT (CUMULATIVELY), INCLUDING SECTION 10 OF THIS AGREEMENT, WILL BE LIMITED TO $1,000,000. THE EXCLUSIONS AND LIMITATIONS OF LIABILITY CONTAINED IN THIS SECTION 12 WILL NOT APPLY TO A PARTY’S BREACH OF ITS CONFIDENTIALITY OBLIGATIONS.

13. Confidentiality. During the Term, one party (“Disclosing Party”) may disclose non-public, confidential and proprietary information (“Confidential Information”) to the other party (“Receiving Party”). Confidential Information may include, without limitation, information and data about the Service, System and APT and other information the parties disclose to one another, provided such information is marked or identified as “confidential” or should reasonably be understood to be confidential to the Disclosing Party given the circumstances surrounding the disclosure. Notwithstanding the foregoing, the terms of this Agreement (including pricing terms) and the System will be deemed to be Confidential Information of Yahoo!. Receiving Party agrees that for the Term and for three (3) years thereafter, Receiving Party will neither disclose the Confidential Information to any third party nor use the Confidential Information other than to perform its obligations under this Agreement or as otherwise permitted in this Agreement (e.g., Section 7); provided, however, that Receiving Party shall be permitted to disclose the Confidential Information of Disclosing Party only to those of its employees, representatives, Affiliates and agents who have a reasonable need to know such information, and who are bound to keep such information confidential in a manner consistent with the terms of this Section 13. Receiving Party shall exercise at least the same degree of care to safeguard the confidentiality of Disclosing Party’s Confidential Information that it exercises to safeguard the confidentiality of its own confidential information (but no less than reasonable care). The nondisclosure obligations set forth in this Section will not apply to information that Receiving Party can document is generally available to the public (other than through breach of this Agreement) or was already lawfully in Receiving Party’s possession without obligation of confidentiality at the time of receipt of the Confidential Information from the Disclosing Party. Notwithstanding the foregoing, (i) You agree that Yahoo! may identify You, based on Your System profile, as a suitable linking partner to other APT members; and (ii) Receiving Party may disclose Confidential Information in response to a valid order by a court or other governmental body, as required by law or as necessary to establish the rights of either party under this Agreement (“Regulatory Requirements”), so long as prior to such disclosure, Receiving Party

[***] Certain information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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provides Disclosing Party with sufficient notice (if permissible by law) to permit Disclosing Party the opportunity to seek a protective order, and in the absence of a protective order, Receiving Party discloses only that portion of the Confidential Information that is legally required to be disclosed. Receiving Party may also disclose Confidential Information of the Disclosing Party with the Disclosing Party’s prior written (including email) consent. Disclosing Party provides the Confidential Information hereunder without warranties or representations of any kind. Within five (5) days following a request by Disclosing Party, Receiving Party shall (a) return or destroy, as specified by Disclosing Party, all Confidential Information furnished by Disclosing Party; and (b) destroy all written material, memoranda, notes and other writings or recordings whatsoever prepared by it or its Representatives based upon, containing or otherwise reflecting the Confidential Information (the “Materials”) unless Receiving Party is required by law to retain such Materials.

14. Independent Contractor Status; No Third-Party Beneficiaries. The Parties acknowledge and agree that they are dealing with each other as independent contractors. Neither this Agreement nor any terms and conditions contained in this Agreement may be construed to: (a) give any Party the power to direct and control the day to day activities of any of the other; (b) create or constitute a partnership, joint venture, franchise, employment or agency relationship between or among the Parties; or (c) allow any Party to create or assume any obligation on behalf of the other Party for any purpose whatsoever. No Party owes the other Party or any third party any compensation for performing the actions contemplated by the Agreement except as expressly set forth in the Agreement. This Agreement is made for the benefit of the Parties only, and except as set forth herein, this Agreement is not for the benefit of, and was not created for the benefit of, any third parties.

15. Modifications and Waivers. This Agreement sets forth the entire Agreement between the parties with regard to its subject matter, and supersedes all prior or contemporaneous oral or written understandings, statements, representations or promises. No failure or delay on the part of either party in exercising any right, power or remedy under this Agreement will operate as a waiver, nor will any single or partial exercise of any such right, power or remedy preclude any other or further exercise or the exercise of any other right, power or remedy. Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement and any consent to any departure by the parties from the terms of this Agreement, will be effective only if it is in writing and signed by both parties, unless otherwise provided herein.

16. Assignment. This Agreement may not be assigned, transferred, delegated, sold or otherwise disposed of other than as expressly set forth in this Section 16 and subject to the limitations set forth herein. This Agreement may be assigned transferred, delegated, sold or otherwise disposed of: (a) in whole or in part by either Party with the prior written consent of the other Party; (b) in whole or in part by either Party to any of its Affiliates; and (c) in its entirety by either Party in connection with a Change of Ownership (as defined in the “Display Ad Sales Agreement”). This Agreement will be binding upon and will inure to the benefit of a Party’s permitted successors and assigns. In addition, Yahoo!’s Affiliates may fulfill Yahoo!’s obligations set forth in this Agreement. Any purported assignment prohibited hereunder should be null and void.

17. Applicable Law. This Agreement and all controversies arising from or relating to performance hereunder will be governed by and construed in accordance with the laws of the state of New York, without giving effect to its conflict of laws principles. The parties hereby (i) agree that any action arising out of this Agreement will be brought in the state or federal courts located in New York, New York; and (ii) irrevocably submit to the exclusive jurisdiction of such courts.

18. General. You represent and warrant that You and the signatory hereto have the full right, power and authority to enter into this Agreement. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective only to the minimum extent necessary without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provisions. No failure or omission by a party in the performance of any obligation under this Agreement will be deemed a breach of this Agreement or create any liability if it arises from a cause or causes beyond the reasonable control of such party, including, but not limited to, the following: acts of god, acts or omissions of any government or any rules, regulations or orders of any governmental authority or any officer, department, agency or instrument thereof, fire, storm, flood, earthquake, accident, acts of the public enemy, war, rebellion, Internet brown out, insurrection, riot, invasion, strikes or lockouts. You will not use the Service or System to, directly or indirectly, conduct, promote or facilitate business or target users in countries subject to U.S. embargo or trade sanctions. All notices, demands and other communications provided for or permitted under this Agreement will be made in writing to the parties at the addresses on the Cover Page with a copy to each party’s General Counsel and will be sent by registered or certified first-class mail, return receipt requested, email (delivery receipt requested), facsimile, courier or overnight service or personal delivery and will be deemed received upon delivery, or, in the case of email, upon receipt of a delivery receipt. This Agreement does not create any right or cause of action for any third party. If Yahoo! integrates the System with another system or adds new features and/or functionality to the System, that new system may be made available to You under additional terms and conditions. This Agreement may be executed: (i) in counterparts, each of which will be deemed an original, but all of which taken together will constitute but one and the same instrument; and (ii) by facsimile and such facsimile execution will have the same force and effect as an original document with original signatures. Neither party will issue any press releases or make any other public disclosures regarding this Agreement (except in connection with Regulatory Requirements) without the other party’s prior written consent, provided however, that each party may publicly disclose the fact that You are a participating member of APT.

[***] Certain information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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19. Prohibited Acts. Except as permitted in the Display Ad Sales Agreement, unless You receive Yahoo!’s prior approval in writing, You agree that You will not use the System or Service in any way to sell, access or target any of Yahoo!’s behaviorally targeted segments (“Yahoo! BT Segments”), which are currently referred to as “Yahoo! Premium Behavioral” or “Yahoo! Standard Behavioral” within the System. You also agree that Yahoo! will have administrative access for full approval rights for each and every purchase or sale of online media inventory on the System and that You will not alter the System in any way to limit Yahoo!’s full approval rights.

[***] Certain information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

APPENDIX I

TO

APT FROM YAHOO® SERVICE AGREEMENT

APT Policies

Effective Date: October 1, 2008

Last updated on: June 24, 2009

Prohibited Content Policy

APT from Yahoo! members are solely responsible for ensuring that any content they seek to introduce on the Platform complies with all applicable agreements, laws, policies and standards of conduct, and that they have correctly classified and properly disclosed that content on the Platform.

“Content” includes advertisements, their associated landing pages, websites, web pages or any other online media inventory, including any advertising contained on those pages, whether in image or text form.

Yahoo! reserves the right, in its sole discretion, to limit or refuse any content on the Platform, whether on the basis of this Policy or for any other reason.

The following are examples of content that is barred from the Platform, and which members of the Platform are prohibited from introducing into the marketplace under this Policy:

•

Explicit Sexual Conduct/Pornography: Graphic depiction of sexual acts, including any visual representation of sexual intercourse with anyone or anything, depiction of foreplay, sadomasochism, sexualized violence and/or bondage, auto-eroticism, masturbation, incest, bestiality, genital piercing and sexualized depiction of bodily fluids or other similar content that is otherwise objectionable.

•

Child Pornography: Any image or other representation or depiction of sexual conduct involving or including a real or simulated minor (someone who is or appears to be under the age of 18) in any way. This includes actual or simulated sexual intercourse, any contact with or display of a minor’s genitals, including any focus on a minor’s genital area, whether clothed or not. This also includes non-suggestive images of clothed children designed for the purpose of sexual gratification and/or viewing by adult users, such as images of clothed children who are being spanked or punished, or images which focus on children’s bodies for sexual gratification purposes, such as child foot fetishes.

[***] Certain information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

•	Sexual Assault: Simulated rape or sexual assault, including imagery depicting sexually violent contexts, where it is indicated that a person is being forced into a sexual act against their will.

•

Graphic Violence/Death: Depictions of murder or “snuff” imagery, including representations or actual images of torture, death, murder or graphic violence, whether or not affiliated or associated with a sexual context.

•	Necrophilia: Depictions of a sexual act, as described above, involving a dead or seemingly dead body.

•	Prostitution: Prostitution or any other images indicating or suggesting illegal conduct.

•	Hate Speech: Hate speech and the promotion of discriminatory hatred, including racial, ethnic or gender hatred.

Yahoo! Confidential

Yahoo!’s provision of any system features, such as automated or manual review of online media, does not in any way relieve APT from Yahoo! participants of any of their Platform-related responsibilities, including, but not limited to, full compliance with all APT Policies.

[***] Certain information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Effective Date: October 1, 2008

Last updated on: June 24, 2009

•

Illegal Drugs: Content that promotes the sale or use of illegal substances, substances of questionable legality or the “off label” use of substances (e.g., the promotion of a prescription substance for the primary purpose of recreational mind alteration).

•

Promotion of Illegal/Criminal Activity: Content that appears to promote illegal/criminal activity, such as hacking, unauthorized use or reproduction of material that is covered by copyright law, the sale of products and ways to illegally evade financial charges (traffic tickets, taxes, etc.), drug tests and the like.

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Fake/Bootleg/Counterfeit Items: Content that appears to relate to the distribution, sale, use or manufacture of counterfeit essays, term papers, dissertations, government IDs, diplomas, education transcripts, computer programs, movies, music, apparel, accessories and the like.

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Embargoed Products: Content that offers the sale of products and services subject to US Trade sanctions or embargoes, including the sale of products to or from any of the following countries: Cuba, Iran, North Korea, Sudan or Syria.

•	Firearms and Explosives: Content promoting the sale of firearms, ammunition or explosives.

In addition to the foregoing categories of prohibited content, the following methods of advertising also qualify as Prohibited Content under this Policy:

•	Ad Content That Does Not Match Ad Landing Page: Products or services offered on the landing page that differ significantly from products or services offered on the creative.

•

Creatives That Mimic System Messages/Alerts/Functionality and/or Mimic or Include Web Content or Functionality: A creative that mimics system messages/alerts/functionality and/or mimics or includes web content or functionality is prohibited under this Policy if it includes mechanisms to decline the offer or exit the ad unit in the creative that do not function as expected. This would include creatives that depict images of facsimiles of operating system buttons such as expand, minimize or close buttons or contain a “No, thanks” button which simulates interactivity where no such interactivity exists.

•

Creatives That Mimic System Messages/Alerts/Functionality: A creative that mimics system messages/alerts/functionality is prohibited under this Policy if, either on the creative or the landing page, it advertises “Free” products or services or claims that a user has been selected for a prize or gift with no action or payment required.

This list is provided for illustrative purposes only and is not intended to be an exhaustive list of all prohibited content. Yahoo! may modify this Policy at any time without notice.

Yahoo! may, in its sole discretion, exercise any and all available remedies for violation of its Policies, including any attempt by members to misclassify content sought to be introduced onto the Platform. Members who are, in our view, responsible for seeking to introduce any child pornography or other illegal content onto the Platform are subject to immediate termination and other remedies that may include referral to legal authorities.

Yahoo! Confidential

[***] Certain information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Yahoo!’s provision of any system features, such as automated or manual review of online media, does not in any way relieve APT from Yahoo! participants of any of their Platform-related responsibilities, including, but not limited to, full compliance with all APT Policies.

[***] Certain information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Effective Date: October 1, 2008

Desktop Software Policy

Approach of the APT Platform

Because the terms “spyware”, “adware” and “malware” have no uniform definitions, Yahoo! has developed its own classification system for desktop software into which ads might be served on the Platform. We created our classification system based upon objective software criteria and it is our opinion that our approach will enable us to provide greater transparency and safety for our members and end users. Platform members are responsible for correctly categorizing all inventory introduced onto the Platform, including desktop software, in accordance with this and other Platform policies.

1. Approved Desktop Software. Yahoo! considers programs with the below characteristics to be “Approved Desktop Software”.

a)	The software program fully discloses: (i) the provider’s identity and/or brand when the program is downloaded and while the application is displaying an ad; and (ii) any and all other software programs that may come bundled with the program.

b)	The program provides meaningful notice and obtains consent prior to the completion of the installation process.

c)	The provider fully discloses the type and extent of information collected and its intended use.

d)	A user can easily find and use an uninstaller to remove the software.

e)	The software program does not load an excessive number of ads per hour as determined by the Platform.

f)	Ads are served within the program application window only and cannot expand beyond the borders of that window or trigger a pop up or pop under ad from it.

If a program has been certified through TRUSTe’s Trusted Download Program, we will treat that program as Approved Desktop Software. However, we reserve the right to request evidence of an updated certificate from time to time.

2. Other Permissible Desktop Software with Pops. Programs that contain the characteristics below should be categorized as “Other Permissible Desktop Software.”

a)	The software program fully discloses: (i) the provider’s identity and/or brand when the program is downloaded and while the application is displaying an ad; and (ii) any and all other software programs that may come bundled with the program.

b)	The program provides meaningful notice and obtains consent prior to the completion of the installation process.

c)	The provider fully discloses the type and extent of information collected and its intended use.

d)	A user can easily find and use an uninstaller to remove the software.

e)	The software program does not load an excessive number of ads or pops per hour as determined by Yahoo!

3. Prohibited Desktop Software. It is our opinion that programs with the below characteristics are not beneficial to the Platform, its members or end users and are prohibited from the Platform.

Yahoo! Confidential

Yahoo!’s provision of any system features, such as automated or manual review of online media, does not in any way relieve APT participants of any of their platform-related responsibilities, including, but not limited to, full compliance with all APT Policies.

Effective Date: October 1, 2008

[***] Certain information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

a)	The software program provider’s identity and/or brand, or identification of the other software programs that may be bundled with the program, are not fully disclosed.

b)	The provider does not provide meaningful notice and/or obtain consent prior to program download and/or the download of its upgrades.

c)	The provider does not fully disclose the type and extent of information collected and/or its intended use.

d)	A user cannot easily find and/or use an uninstaller to remove the software.

e)	The program serves an excessive number of ads per hour as determined by Yahoo!.

f)	The program injects ads into a webpage without the webpage owner’s authorization and/or overlays an ad that was legitimately served into the page.

g)	The program utilizes full-page pop up ads, full-page pop under ads, or spawns additional pops.

h)	A program that carries “trojans”, keystroke loggers, remote controls, hijacks browsers or other activities determined by Yahoo! as malicious or not beneficial to the Platform.

Programs that have any of the above characteristics are not allowed on the Platform. If we detect programs with these characteristics, we will flag them and ban them from the Platform. Yahoo! will post the Prohibited Program List and may notify Platform members that the program is not allowed to be used on the Platform.

If you believe that a program has been added to the Prohibited Program list in error, please submit evidence to desktopsoftware@rmxsupport.com that substantiates your belief that the program should be re-classified as Approved Desktop Software or Other Permissible Desktop Software. If, after our review, we share your opinion, we may re-classify the program.

We encourage members and other interested parties to submit both suspect and seemingly appropriate programs for addition to one of the above three categories. When doing so, please make sure that you provide the executable program (.exe) and all other information necessary for our support team to make a determination to desktopsoftware@rmxsupport.com.

Yahoo! Confidential

Yahoo!’s provision of any system features, such as automated or manual review of online media, does not in any way relieve APT participants of any of their platform-related responsibilities, including, but not limited to, full compliance with all APT Policies.

[***] Certain information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Effective Date: October 1, 2008

Policy on Gambling Ads

It is the responsibility of every member of the Platform to ensure that any content that is introduced on the Platform is correctly classified.

The Platform does not accept advertising targeted to U.S. Internet Protocol (IP) addresses for online casinos, gambling “portals”, sports betting sites or online gambling educational sites which are primarily advertising supported vehicles or “gateways” for online casinos.

Gambling sites are those with online gambling as their central theme. Among such sites are those that accept wagers or require payment in exchange for the chance to win prizes, as well as sites that offer both information and links related primarily to the promotion of online gambling.

If it comes to our attention that an ad has been misclassified or includes content that solicits users to participate in online gambling, we reserve the right to impose any applicable penalties for violating this Platform policy.

Yahoo! Confidential

Yahoo!’s provision of any system features, such as automated or manual review of online media, does not in any way relieve APT participants of any of their platform-related responsibilities, including, but not limited to, full compliance with all APT Policies.

[***] Certain information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Effective Date: October 1, 2008

Behavior of 3rd Party Ad tags

Ad tags are a very important component in the ad serving transaction; as such we have a set of minimum expectations concerning the behavior of 3rd party ad tags.

The tag:

•	Must not act or behave in a malicious or harmful manner (e.g. contains EXE, virus. Active X).

•	Must not load content that is in violation of any other Platform guideline or policy (e.g. prohibited content, online gambling ads, etc.).

•	Must load promptly and include content that is correctly classified.

•	Must not contain personally-identifiable information.

•	Should not load encrypted content.

•	Should not load content that can be considered illegal, deceptive, misleading, harmful, obscene, defamatory, unethical, infringing or violative of any third party right.

•	Should behave in a consistent manner in all geographical locations as well as across time.

If the behavior of a 3rd party ad tag, in our opinion, is in conflict with our guidelines or Policies, we reserve the right to impose any applicable penalties for violating Platform Policies, including, but not limited to, immediately and without prior notification, disabling or deactivating the tag.

Yahoo! Confidential

Yahoo!’s provision of any system features, such as automated or manual review of online media, does not in any way relieve APT participants of any of their platform-related responsibilities, including, but not limited to, full compliance with all APT Policies.

[***] Certain information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

YAHOO! CONTRACT #[                    ]

Effective Date: October 1, 2008

Penalties for violating APT Platform Policies

If it comes to our attention that a Platform member has violated a Policy, in addition to any other penalties that may be applicable, depending on the severity or the nature of the violation and on whether the member has previously violated any Platform Policies, we reserve the right to take any or all of the following actions:

1.	Immediately terminate that member’s access to the Platform, and/or

2.	Add the member to our Banned Entities List available to all Platform members unless and until that member provides us with evidence sufficient for us to conclude that the member has taken appropriate steps to prevent further violations of our Policies or guidelines; and/or

3.	Notify legal authorities and provide them with information related to the violation.

Yahoo! Confidential

Yahoo!’s provision of any system features, such as automated or manual review of online media, does not in any way relieve APT participants of any of their platform-related responsibilities, including, but not limited to, full compliance with all APT Policies.

[***] Certain information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

118	YAHOO! and ZILLOW CONFIDENTIAL

YAHOO! CONTRACT #[                    ]

Exhibit K

Activity Data Use and Restrictions.

1.	Zillow may collect and use Yahoo user Activity Data only to

a. report user actions to agents, brokers, franchisors, builders, and their respective marketing representatives, as permitted under this Agreement,

b. detect or defend against fraudulent activity and in order to ensure proper reporting to agents, brokers, franchisors, builders, and their respective marketing representatives, and to assess lead validity in compliance with the provisions of this Agreement regarding lead recognition, and

c. optimize a User’s experience on Yahoo Properties.

2.	Zillow may collect all data outlined in the [***] contained in Exhibit A, including the [***], provided that Zillow

a.	[***] (e.g., [***]) that is [***] in accordance with this Agreement and to obtain Activity Data from Users under this Agreement and for no other users or Zillow partners,

b.	[***] other than the one specified in the preceding sub-section on [***] at any time. For clarity, this provision does not apply to [***] with respect to end users using Zillow.com or other properties in the Zillow Network;

c.	only uses the [***] to detect fraud and defend system integrity and [***] in compliance with the provisions of this Agreement regarding [***],

d.	does not mix, integrate, or otherwise logically combine the [***] data with [***] or any other [***], and

e.	deletes unique identifiers from [***] according to the restrictions outlined in Section (3) below.

3.	Data Retention:

a.	Zillow must [***] from [***] within [***] of that [***]. Zillow may retain [***] in [***] for up to [***] under the following limited conditions:

1.	Zillow may use the data in the [***] to detect or defend against financial fraud.

2.	Zillow needs to use the data in the [***] to detect or defend against intrusions.

3.	Yahoo! provides written notice to Zillow that it has a legal obligation to retain specified data [***].

4.	Zillow has restricted access to the identifiable data held beyond [***] to just those employees who have a need to know the data.

5.	Zillow deletes all unique identifiers in such Activity Data within [***] of collection of that Activity Data.

b.	For purposes of illustration, examples of [***] include, but are not be limited to, [***].

c.	Yahoo! may, in its commercially reasonable discretion, modify the obligations contained in this section [***] notice to Zillow.

[***] Certain information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

119	YAHOO! and ZILLOW CONFIDENTIAL